AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2011

REGISTRATION STATEMENT NO. 333- 172865

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO.1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AUGME TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware		20-0122076
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employee Identification No.)

43 West 24th Street, 11th Floor
New York, New York 10010
(800) 825-8135

 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

Paul R. Arena
AUGME TECHNOLOGIES, INC.
43 West 24th Street, 11th Floor
New York, New York 10010
Phone: (212) 710-9372
Fax: (212) 710-9359

Peter Hogan, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182
Fax: (310) 208-1154

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIMEAFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [x]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Title of Each Class of Securities to be Registered

Common Stock	2,769,772	3.86	10,691,319	1,241.26
Common Stock underlying Warrants	692,443	3.86	2,672,830	310.32
Total	3,462,215	$3.86	$13,364,148	$1,551.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on $3.86, the average of the bid and ask prices of the registrant’s common stock on March 15, 2011.

(3)	Calculated in accordance with Rule 457(g) of the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 11, 2011

PROSPECTUS

3,462,215 shares of common stock

This prospectus covers the resale by the selling stockholders named on page 40 of up to 3,462,215 shares of our common stock, $0.0001 par value, which include:

·	2,769,772 shares of common stock; and

·	692,443 shares of common stock underlying common stock purchase warrants.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of these shares.  However, we may receive up to $2,769,772 upon the exercise of the warrants.  If some or all of the warrants are exercised, the money we receive will be used for general corporate purposes, including working capital requirements.  The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus.  We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering may be the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, negotiated prices or prices determined, from time to time, by the selling stockholders.  See the section of this prospectus titled “Plan of Distribution.”

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “AUGT”.  On April 7, 2011 , the closing price of our common stock was $3.65 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________.

TABLE OF CONTENTS

Prospectus Summary	5

Risk Factors	9

Cautionary Statement Regarding Forward Looking Statements	13

Use of Proceeds	14

Market for Common Equity	14

Management’s Discussion and Analysis of Financial Conditions and Results of Operations	15

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	22

Business	22

Property	27

Legal Proceedings	27

Directors and Executive Officers	28

Executive Compensation	32

Transactions with Related Persons, Promoters and Certain Control Persons	40

Selling Stockholders	43

Plan of Distribution	45

Security Ownership of Certain Beneficial Owners and Management	47

Description of Securities	50

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	51

Transfer Agent and Registrar	52

Interests of Named Experts and Counsel	52

Experts	52

Where You Can Find More Information	53

Index to Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes.  You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

Unless the context otherwise requires, when we use the words “Augme,” “the Company,” “we,” “us” or “our Company” in this prospectus, we are referring to Augme Technologies, Inc., a Delaware corporation.  The Company currently does not have any subsidiaries.

OUR COMPANY

Augme Technologies, Inc., formerly Modavox, Inc., provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and image recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.  In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City. For more information about our products, visit www.augme.com.  Information included on our website is not a part of this prospectus.

Augme Technologies, Inc.™, Augme™, AD LIFE™, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc.

THE OFFERING

We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  The shares included in the table identifying the selling stockholders consist of:

·	2,769,772 shares of common stock issued pursuant to various subscription agreements entered into on February 14, 2011; and

·	692,443 shares of common stock underlying common stock purchase warrants issued on February 14, 2011 in conjunction with the sale of our common stock.

The shares of common stock issued and outstanding prior to this offering consist of 66,593,859 of common stock.  This number does not include:

·
13,250,533 shares of common stock reserved for issuance upon the exercise of outstanding stock options granted pursuant to various employee incentive plans, including our 2010 Incentive Stock Option Plan at exercises prices ranging from $1.30 to $4.00;

·	4,440,835 shares of common stock reserved for issuance pursuant to our 2010 Incentive Stock Option Plan which have not yet been issued;

·	9,626,226 shares of common stock reserved for issuance pursuant to our warrant purchase agreements which have not yet been issued.

If all of our other issued and outstanding options and warrants are exercised, and all of the warrant shares covered by this prospectus are issued, we will have a total of 97,373,668 shares of common stock issued and outstanding.

Information regarding our common stock is included in the section of this prospectus titled “Description of Securities.”

The shares of common stock offered under this prospectus may be sold by the selling stockholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus titled “Selling Stockholders” and “Plan of Distribution.”  We will not receive any of the proceeds from those sales.  We will only receive proceeds if the selling stockholders exercise the warrants for cash.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

CORPORATE INFORMATION

Our principal executive offices are located at 43 West 24th Street, 11th Floor, New York, New York 10010.  Our telephone number is (212) 710-9372.  Our corporate website is www.augme.com. Information included on our website is not part of this prospectus.

SELECTED CONSOLIDATED FINANCIAL DATA

We have derived the selected consolidated statements of operations data for the years ended February 29, 2008 and for the years ended February 28, 2009 and 2010 and selected consolidated balance sheet data as of February 28, 2009 and 2010 from our audited consolidated financial statements and related notes included elsewhere in this prospectus.  We have derived the selected consolidated statements of operations data for the years ended February 28, 2006 and 2007 and the balance sheet data as of February 28, 2006 and 2007 from our audited consolidated financial statements not included in this prospectus.  Our historical results are not necessarily indicative of the results to be expected for any future period.  The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Years Ended February 28 (29)
	2006	2007	2008	2009	2010
Consolidated Statements of Operations Data

Revenue	$--	$1,064,278	$743,044	$337,327	$339,901
Cost of Revenue	--	542,966	563,414	215,412	492,838
Operating Expenses
Selling, General and Administrative	--	1,400,416	2,945,525	3,271,453	5,580,743
Depreciation and Amortization	--	348,103	383,687	541,950	841,280
Impairment	--	--	--	729,000	--
Lease Termination Expense	--	--	--	489,845	--
Total Operating Expenses	--	1,748,519	3,329,212	5,032,248	6,422,023
Loss from Operations	--	(1,227,207)	(3,149,582)	(4,910,333)	(6,574,960)
Other Income (Expenses)
Interest Income (Expense), Net	--	3,350	(153,995)	9,221	(1,343)
Loss on Derivatives	--	--	--	--	(335,820)
Impairment of Subscription Receivable	--	--	(395,649)	--	--
Loss from Continuing Operations	--	(1,223,857)	(3,699,226)	(4,901,112)	(6,912,123)
Discontinued Operations
Income (Loss) from Discontinued Operations	--	669,775	395,221	(424,398)	(588,214)
Loss on Sale of Discontinued Operations	--	--	--	--	(878,162)
Income (Loss) from Discontinued Operations	(2,186,104)	(669,775)	395,221	(424,398)	(1,466,376)
Net Loss	$(2,186,104)	$(554,082)	$(3,304,005)	$(5,325,510)	$(8,378,499)
Basic and Diluted Net Loss per Share
Loss from Continuing Operations	--	$(0.04)	$(0.10)	$(0.12)	$(0.14)
Net Loss per Share	$(0.17)	$(0.02)	$(0.09)	$(0.13)	$(0.16)

	Years Ended February 28 (29)
	2006	2007	2008	2009	2010
Consolidated Balance Sheet Data

Cash, Cash Equivalents and Short-Term Marketable Securities	$325,040	$1,220,592	$657,174	$374,696	$1,617,573
Total Assets	3,678,051	4,867,363	5,883,750	5,413,953	19,853,749
Deferred Revenue	--	--	--	--	222,345
Accumulated Deficit	(8,585,484)	(9,139,566)	(13,139,415)	(18,464,925)	(27,474,568)
Total Stockholders’ Equity (Deficit)	$1,369,181	$4,083,456	$4,142,043	$2,887,134	$18,377,936

RISK FACTORS

This offering involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock.  The risks and uncertainties described below are those that we currently believe may materially affect our company.  Additional risks and uncertainties may also impair our business operations.  If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

Our business is subject to numerous risks. We caution you that the following important factors, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements. Any or all of our forward-looking statements in this prospectus and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in the discussion below will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those anticipated in forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no assurances that our assets may not become impaired in the future. You are advised to consult any further disclosure we make in our reports filed with the SEC.

Risks Relating to Our Business

We incurred a net loss from operations for the last three fiscal years and for the nine month period ended November 30, 2010.  We cannot assure you that we will ever be profitable.

Our net loss from operations has increased for each of the last three fiscal years, from $3,149,582 at February 29, 2008 to $6,574,960 at February 28, 2010.  For the nine months ended November 30, 2010, our net loss from operations was $6,521,881 and we had negative cash flows of $4,796,666.  Our ability to generate positive cash flows from operations and net income is dependent, among other things, on the acceptance of our products in the marketplace, market conditions, cost control, and our ability to raise capital on acceptable terms.  The financial statements included elsewhere in this prospectus do not include any adjustments that might result from the outcome of these uncertainties.  Furthermore, developing and expanding our business will require significant additional capital and other expenditures.  Accordingly, if we are not able to increase our revenue, then we may never achieve or sustain profitability.

Even though we recently completed a $9 million financing, we are likely to need additional financing from time-to-time in order to continue our operations.  Financing may not be available to us when we need it.

Although we recently completed a $9 million financing, we anticipate that, in the future, we may need additional financing to continue our operations.  Financing may not be available to us on commercially reasonable terms, if at all, when we need it.  There is no assurance that we will be successful in raising additional capital or that the proceeds of any future financings will be sufficient to meet our future capital needs.

An impairment in the carrying value of goodwill or other assets could negatively affect our results of operations and net worth.

           Pursuant to accounting principles generally accepted in the United States, we are required to annually assess our goodwill, intangibles and other long-lived assets to determine if they are impaired. In addition, interim reviews must be performed whenever events or changes in circumstances indicate that impairment may have occurred. If the testing performed indicates that impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of the goodwill or other intangible assets and the implied fair value of the goodwill or other intangible assets in the period the determination is made. Disruptions to our business, end market conditions and protracted economic weakness, unexpected significant declines in operating results, divestitures and market capitalization declines may result in additional charges for goodwill and other asset impairments. We have significant intangible assets, including goodwill with an indefinite life, which are susceptible to valuation adjustments as a result of changes in such factors and conditions. We assess the potential impairment of goodwill and indefinite lived intangible assets on an annual basis, as well as when interim events or changes in circumstances indicate that the carrying value may not be recoverable. We assess definite lived intangible assets when events or changes in circumstances indicate that the carrying value may not be recoverable.

           Our 2010 annual impairment test indicated no impairment of our goodwill or intangible assets.  Although our analysis regarding the fair values of the goodwill and indefinite lived intangible assets indicates that they exceed their respective carrying values, materially different assumptions regarding the future performance of our businesses or significant declines in our stock price could result in goodwill impairment losses. Specifically, an unanticipated deterioration in revenues and gross margins generated by our Ad Life mobile marketing business segment could trigger future impairment in that segment.  We also evaluate other assets on our balance sheet whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Materially different assumptions regarding the future performance of our businesses could result in significant asset impairment losses.

The trading price of our common stock is subject to wide fluctuations.  We are also subject to the “penny stock rules”.  Both of these factors make any investment in our securities risky.

The trading price of our common stock is, and it may continue to be, subject to wide fluctuations in response to business or other factors, many of which are beyond our control.  As long as the trading price of our common shares is below $5 per share, the trading of our common shares will be subject to the “penny stock” rules.  Both of these factors make any investment in our securities risky.

We had management changes beginning in June 2010.  We cannot assure you that our new management has the ability to function as a team.

In June 2010 our Chief Executive Officer was replaced and since that date other officers and directors have resigned or been replaced.  There can be no assurance that our new management team will function together successfully to implement our business strategy.  Our performance is dependent on the services of our management as well as on our ability to recruit, retain and motivate other key employees in the fields of engineering, marketing and finance.

Future advertising and competition in the mobile device market may render our technology obsolete.  If that were to happen, it would have a material, adverse affect on our business and results of operations.

Newer technology may render our technology obsolete which would have a material, adverse affect on our business and results of operations.  We may also be required to collaborate with third parties to develop our products and may not be able to do so on a timely and cost-effective basis, if at all.

Information technology, network and data security risks could harm our business.

Our business faces security risks.  Our failure to adequately address these risks could have an adverse effect on our business and reputation.  Computer viruses, break-ins, or other security problems could lead to misappropriation of proprietary information and interruptions, delays, or cessation in service to our customers.

We rely on third parties to provide services to us.  If we were to lose the services of these providers, we may not be able to find other providers who are as cost effective.  This could harm our business and our results of operations.

We rely on certain technology services provided to us by third parties, and there can be no assurance that these third party service providers will be available to us in the future on acceptable commercial terms or at all.  If we were to lose one or more of these service providers, we may not be able to replace them in a cost effective manner, or at all.  This could harm our business and our results of operations.

We must invest in technological innovation in order to stay competitive.  If we fail to make investments in technological innovations, our business and results of operations could be adversely affected.

If we fail to invest sufficiently in research and product development, then our products could become less attractive to potential customers, which could have a material adverse affect on our results of operations and financial condition.

New laws or regulations could adversely affect our business and results of operations.

A number of laws and regulations may be adopted with respect to the Internet or other mobile phone services covering issues such as user privacy, “indecent” materials, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Adoption of any such laws or regulations might impact our ability to deliver increasing levels of technological innovation and will likely add to the cost of making our products, which would adversely affect our results of operations.

Risks Relating to Ownership of Our Securities

Our common stock is considered a “penny stock”.  The application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase the transaction costs to sell those shares.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of companies.  These broad fluctuations may be the result of unscrupulous practices that may adversely affect the price of our stock, regardless of our operating performance.

Stockholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  The occurrence of these patterns or practices could increase the volatility of our share price.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.  Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  In addition, our ability to pay dividends on our common stock may be limited by Delaware state law.  Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Limitations on director and officer liability and our indemnification of officers and directors may discourage stockholders from bringing suit against a director.

Article Eight of our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Eight further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.  These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

The Over-the-Counter Bulletin Board is a quotation system, not an issuer listing service, market or exchange.  Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange.  As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The Over the Counter Bulletin Board (the “OTCBB”) is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.  Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.  Orders for OTCBB securities may be canceled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received and processed by the OTCBB.  Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order.  Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB.  Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

We expect volatility in the price of our common stock, which may subject us to securities litigation resulting in substantial costs and liabilities and diverting management’s attention and resources.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be a target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention from our day-to-day operations and consume resources, such as cash.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

·	our projected sales and profitability;
·	our growth strategies;
·	anticipated trends in our industry;
·	our ability to operate our business without infringing upon the intellectual property rights of others;
·	our future financing plans and our ability to raise capital when it is required; and
·	our anticipated needs for working capital.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  These risks and other factors include those listed under “Risk Factors” beginning on page 5 and elsewhere in this prospectus.  In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus to reflect new events or circumstances or to conform these statements to actual results.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning the Company and our business made elsewhere in this prospectus as well as other public reports, which may be filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.

This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources.  Although we believe these sources are reliable, we have not independently verified this market data.  This market data includes projections that are based on a number of assumptions.  If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.”  We will not receive any of the proceeds from the sale of these shares.  However, if all of the warrants held by the selling stockholders are exercised for cash, we will receive $2,769,772 that will be used for general working capital purposes.  We will pay all expenses incurred in connection with the offering described in this prospectus.  We are registering the shares in this offering pursuant to the terms of the registration rights agreements entered into between the Company and the selling stockholders dated February 14, 2011.  Our common stock is more fully described in the section of this prospectus titled “Description of Securities.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, $0.0001 par value per share, has been quoted on the OTC Bulletin Board under the symbol “AUGT” since March 23, 2010.  Prior to that date, our common stock traded on the OTC Bulletin Board under the symbol “MDVX”.  The following table sets forth the quarterly high and low reported last bid prices for our common stock during each quarter of fiscal years 2011 and 2010.  The bid information was obtained from BarChart.com and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	PERIOD	HIGH	LOW

Fiscal Year Ended February 28, 2011	First Quarter	$1.64	$1.07
	Second Quarter	$1.35	$.99
	Third Quarter	$3.00	$1.15
	Fourth Quarter	$4.49	$2.54

Fiscal Year Ended February 28, 2010	First Quarter	$3.93	$1.65
	Second Quarter	$4.35	$3.10
	Third Quarter	$3.78	$2.20
	Fourth Quarter	$2.02	$1.07

HOLDERS

We have approximately 298 record holders of our common stock as of March 8, 2011 according to a stockholders’ list provided by our transfer agent as of that date.  The number of registered stockholders does not include any estimate by us of the number of beneficial owners of common shares held in street name. The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Co., 57 Eastwood Road, Miller Place, New York, 11764.

DIVIDENDS

We have never declared nor paid any cash dividends on our common stock and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended February 28, 2010 and 2009 and February 29, 2008 and the nine month period ended November 30, 2010 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus.

OVERVIEW

Founded in 1999, we provide strategic services and mobile technology to leading consumer and healthcare brands. We were formerly known as Modavox, Inc. and changed our name to Augme Technologies, Inc. in February 2010. Augme owns the “Method and System for Adding Function to a Webpage” portfolio of patents, which cover technical processes and methods that are an indispensable component of behavioral targeting – the automatic provision of customized content to individuals based on information such as past web activity, personal preferences, geography, or demographic data. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and image recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.  In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City.

Augme Technologies, Inc.™, Augme™, AD LIFE™, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc.

In 2009, we initiated a comprehensive business growth strategy aimed at fully leveraging the value of our technology and patent portfolio by accelerating the advanced development of technology platforms that apply the most valuable aspects of the patents.

In an effort to support our new business strategy, and in conjunction with the repositioning of other corporate assets earlier in 2009, Augme executed an Asset Purchase Agreement, effective January 1, 2010, to dispose of certain tangible and intangible assets and certain liabilities and to transfer certain obligations related to our Internet radio services.  This transaction transferred the business operations of our Internet radio services to World Talk Radio, LLC, an Arizona based limited liability company (“WTR”) that is owned and operated by VoiceAmerica.

The disposition of the Internet radio operations resulted in a reduction in our expenses, enabling management to focus all available resources on the corporate strategy defined in 2009 that includes an expanded IP licensing structure as well as supporting the development and further commercialization of marketing driven technologies.  Furthermore, as part of the strategy to streamline operations and to create non-encumbered revenues to support growth businesses, we will receive a perpetual royalty as a percentage of gross revenue generated by WTR for as long as the new entity provides Internet radio services.

AD LIFE™ (“Augme Mobile”) is our interactive platform to provide marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers through traditional print advertising channels.  AD LIFE™ continues to validate its growth plan of becoming the premier mobile marketing provider for the world’s largest consumer package goods (CPG) companies and their marketing agencies.  By integrating the AD LIFE™ platform within the marketing technology function of these formidable clients, we anticipate accelerated growth as the platform is utilized across multiple brands under a single master contract.  AD LIFE™ is experiencing significant momentum, evidenced by our success in acquiring Fortune 500 CPGs as clients and some of the most common household brands as clients.  Our websites are located at www.augmemobile.com and www.augme.com and include a complete overview of our technology.  Information on our websites is not a part of this prospectus.

We provide interactive media marketing platforms that enable marketers and advertising agencies to integrate brands, promotions, video, and other digital content through the Internet and mobile communications.  Our intuitive new media marketing platforms give companies the control they need to quickly create, deploy and measure rich-media, interactive marketing campaigns across all networks and devices.  We believe our integrated, easy-to-use, end-to-end platform is the most extensive mobile marketing and advertising campaign management platform in the industry.  Campaigns built on our marketing platforms condense the customer loyalty cycle by delivering personalized brand experience to customers where they work, play and live.

Our AD LIFE™ platform enables Internet video broadcasting, Internet advertising, and mobile marketing.  AD LIFE™ provides marketers, brands, and advertising agencies the ability to create, deliver, manage, and track interactive marketing campaigns aimed at mobile consumers regardless of network, operating system, or device type.  Our products and services include: website mobilization, content rendering, mobile campaign management, ad serving, data analytics and tracking, as well as content distribution, among other services.

Currently, we generate revenue by providing mobile marketing services through our AD LIFE™ platform.  The majority of our sales are driven by individual campaign fees, which usually include various levels of recurring fees throughout each campaign’s term.  Although we generated revenues of approximately $3.0 million during our fiscal year ending 2011, we believe that progress made with acquiring a marquee list of customers and developing valuable partnerships will drive significant future growth.  We are currently forecasting revenues in excess of $16.0 million during the next twelve months, based on an estimate that approximately 50% of current bookings will convert into revenues within that period of time.  We are currently doing business with three of the world’s top ten pharmaceutical companies that have combined net revenues of over $150 billion.  Some of our other clients include three Fortune 100 companies, six Fortune 200 companies and three Global Fortune 500 companies.  However, even though we have expanded our list of clients, we cannot guarantee that our results during the next twelve months will meet our forecasts.

Our Solution

Our Augme Mobile Marketing division offers AD LIFE™, an interactive platform to provide marketers, brands, and advertising agencies the ability to create, deliver, manage, and track interactive marketing campaigns targeting mobile consumers through print advertising channels.  AD LIFE™ offers the only end-to-end mobile solution that allows brands a scalable, centralized execution and reporting platform.  More importantly, AD LIFE™ solves numerous mobile complications using the only content rendering and device detection patents in the industry.  Our patents allow us to provide our clients a full suite of mobile marketing services, thus providing an end-to-end mobile campaign management software system.  Our AD LIFE™ platform delivers the following benefits to our customers:

·	Device recognition technology formats traditional digital assets into content that can be viewed on virtually any mobile device regardless of operating system or network provider;

·
Our open architecture offers the widest variety of consumer response tags (“CRTs”) in the market today, including SMS, 2D codes, logo, and audio recognition, these CRTs allow consumers to use their mobile devices to easily and instantly access on-demand digital content;

·
Ability to measure campaign effectiveness using data analysis gathered and processed using proprietary techniques, these key metrics and results of client campaigns including demographic and behavioral data;

·	Integration with brands’ existing ERP and CRM systems provides the ability to optimize campaigns and fulfillment;

·	Our software platform enables our customers to implement mobile campaigns in a short time frame, typically 10 to 20 days and is significantly more cost effective than sourcing technology;

·	Provides brands with centralized database and access to over 120 million consumer data records.

Additionally, our platform allows our customers the ability to deliver content to any mobile network, operating system or device, regardless of how the device landscape changes.  This ensures that brands have the capacity to reach 100% of any intended marketplace for their messaging, whether through text, quality resolution code, or other means.

Our Strategy

Our strategy is to be the leading provider of mobile marketing and advertising solutions globally across multiple media types and channels.  The principal elements of our strategy are to:

·	capitalize upon our existing patented technology to further develop new product innovations and licensing opportunities;

·	deepen our existing and add new strategic customer relationships as our markets expand;

·	enhance our platform by addressing technology shifts in mobile devices and computing;

·	continue global expansion and pursue strategic partnerships and acquisitions;

·	focus on earned versus paid media using engagement-based techniques and behavioral targeting;

·	continue to transition and proliferate into a software-as-a-service, (“SaaS”) business model.

We believe our mobile marketing solutions, together with our patents which are critical to behavioral targeting, will enable us to pioneer a new era in marketing and new media communications with Internet applications and services for targeted consumers and communities worldwide.

Critical Accounting Policies

General

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition Policy

Upon completion and execution of a Master Service Agreement or Statement of Work (“SOW”) revenue is booked into the accounting system.  If the SOW is to be completed in 1 year, the entry is debit accounts receivable and credit deferred revenue in current assets and liabilities, respectively.  If the SOW extends over a year then the short-term portion, less than a year, is booked as short term and the long-term portion or over a year is booked as such.

Revenue is recognized and reclassified from deferred revenue to current period income depending on the type of revenue.  Implementation and set up fees are booked upon signature or upon mobilization to start work on the project.  Campaign fees are incurred monthly and recognized over the term of the contract.  Software license fees are recognized over the term of the SOW on a prorated basis.

Measuring Fair Value

In September 2006, the FASB issued ASC 820 that defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The provisions of ASC 820 were effective January 1, 2008.  The provisions delayed the effective date of ASC 820 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price).  The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique.  These inputs can be readily observable, market corroborated, or generally unobservable.  The Company classifies fair value balances based on the observation of those inputs.  ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date.  Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.  Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date.  Level 2 includes those financial instruments that are valued using models or other valuation methodologies.  These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures.  Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.  Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources.  These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Results of Operations

The discussion of the results of operations compares the nine month period ended November 30, 2010 with the nine month period ended November 30, 2009, and is not necessarily indicative of the results, which may be expected for any subsequent period.  Our prospects should be considered in light of the risks, expenses and difficulties encountered by companies in similar positions.  We may not be successful in addressing these risks and difficulties.

Nine months ended November 30, 2010 as compared to 2009

For the nine months ended November 30, 2010, revenues were $1,858,208 compared to $149,334 for the nine months ended November 30, 2009, an increase of 1144%.  The increase in overall revenues is due to increased customer demand for our Ad Life™ platform.  Deferred revenue increased to $409,090 for the period ended November 30, 2010 from $234,036 for the period ended February 28, 2010.

Selling, general, and administrative expenses were $6,780,777 for the nine months ended November 30, 2010 compared with $3,297,252 for the nine months ended November 30, 2009, a change of $3,483,525, or 106%.  Professional services costs comprise a major percentage of the costs in the approximate amount of $1,718,783 in the aggregate. Production and service delivery costs were $846,387 for the nine months ended November 30, 2010 compared to $199,110 during the nine months ended November 30, 2009 reflecting higher sales volume and higher overall costs related to telecommunications, higher cost of hosting our content as well as higher personnel costs associated with increased staffing and compensation levels.

Approximately $2,246,655 of the total selling, general, and administrative expenses for the nine months ended November 30, 2010 was non-cash in nature as compared to approximately $605,172 for the nine months ended November 30, 2009, and consisted of the fair value accounting for stock options and certain expenses that were paid with shares of our common stock.

The change in these expenses primarily consisted of $1,641,483 of increased non-cash stock option expense and $1,842,042 due to increased staffing and employee benefits and outside contracting costs associated with an increased level of product development.  Of these administrative expenses, $1,219,658 of the increase is related to increased staffing and compensation levels in sales and general management, and  $622,384 in professional fees is related to investor relations, accounting, legal, software development, and other consulting fees and other expenses.

Depreciation and amortization expense was $752,925 for the nine months ended November 30, 2010 compared with $641,603 in the comparable 2009 period.  Amortization expense increased to $520,713 for the nine months ended November 30, 2010 compared to $401,608 for the comparable 2009 period.  Depreciation expense for the nine months ended November 30, 2010 decreased to $232,212 compared to $239,995 for the nine months ended November 30, 2009.  The net result of changes in depreciation and amortization relate to the increased capitalization of internal software and for the intangible assets related to the New Aug, LLC and Radio Pilot acquisitions.

Interest income was $23 for the nine months ended November 30, 2010 versus interest expense of $980 for the nine months ended November 30, 2009.

The loss on derivative instruments was $0 for the nine months ended November 30, 2010 compared to a loss of $389,864 for the nine months ended November 30, 2009.

For the nine months ended November 30, 2010, the Company incurred a net loss of $6,521,858 compared to a net loss of $4,979,030 in the comparable prior year period.  The $1,542,828 increase in the net loss is a result of increased direct expenses and increased selling, general and administrative expenses including non-cash expenses and professional fees, as described above.

Liquidity and Capital Resources

Working capital, which is defined as current assets less current liabilities, increased by $315,638 to a working capital surplus of $663,969 as of November 30, 2010 compared to a working capital surplus of $348,331 as of February 28, 2010.  We have utilized our cash resources from the beginning of the year to fund operations.  This was offset by signed investor agreements resulting in a substantial increase in receivables, and also decreased current liabilities through the recognition of deferred revenues.  These results served to increase our working capital surplus.

As of November 30, 2010, we had net change in cash and cash equivalents of $959,989 during the nine months ended November 30, 2010.

Based on the amount of capital we have raised since November 30, 2009, including the offering we completed on February 14, 2011, and the potential to raise additional capital from the exercise of warrants and options and the sale of additional common stock if required, we believe that we will have enough cash flow from operations and financing activities to support our business for at least the next twelve months.  We also believe that we have the capital necessary to implement our growth strategy in our core businesses.  However, no assurances can be made that we will have adequate capital or be successful in raising additional financing on terms that are acceptable to the Company or at all if our future financial results are not in line with our expectations.

Fiscal year ended February 28, 2010 as compared to February 28, 2009

For the year ended February 28, 2010, gross revenues were $339,901 an increase of $2,574 over 2009 revenues of $337,327.  The increase in revenues related to revenues from the AD LIFE™ division, which resulted from our acquisition of New Aug, LLC completed on July 14, 2009.  This increase in revenues was partially offset by lower revenues from our AD SERVE™ division, which were in the process of being repositioned in the market and went through a restructuring of the sales department during fiscal 2010.

Cost of revenues primarily consisted of salaries and wages of our client services and service delivery personnel and costs to host our platforms and deliver content to our clients.  Our cost of revenues for the year ended February 28, 2010 was $492,838 as compared to $215,412 for the fiscal year ended February 28, 2009, an increase of $277,426.  This increase in costs related primarily to the addition of the AD LIFE™ division as we established the necessary infrastructure in order to support our increasing customer base in this area.

Selling general and administrative expenses primarily consist of wages and benefits for sales, administrative, development personnel and outside development expenses, finance and accounting personnel, professional fees, stock option expense, expenses to market our products, and other corporate expenses.  For the year ended February 28, 2010 our selling, general and administrative expenses were $5,580,743 as compared to $3,271,453 for the year ended February 28, 2009, an increase of $2,309,290.  The increase primarily consisted of a $951,762 non-cash expense increase related to stock compensation, an increase of $923,496 in salaries and wages from $634,582 in fiscal year 2009 to $1,558,078, primarily due to an increase in personnel related to the acquisition of New Aug, LLC and an increase in professional fees of $237,007, from $1,084,821 in fiscal year 2009 to $1,321,828 in fiscal year 2010.

Depreciation and amortization expenses increased to $841,280 in 2010 from $541,950 in 2009 due principally to the increase in software amortization expense arising from the software developed internally and the amortization of intangible assets associated with the acquisition of New Aug, LLC in July 2009.

There was no impairment on goodwill recorded for the year ended February 28, 2010, compared to $729,000 for the year ended February 28, 2009.

In fiscal year 2009, we recorded a lease termination expense of $489,845 associated with the termination of an office lease in San Diego.  This payment was made in the form of the Company’s common stock.

Interest expense, net of interest income was $1,343 compared to net interest income of $9,221 in the prior year.

Loss from discontinued operations was $1,466,376 in fiscal year 2010 compared to a loss of $424,398.  This increase consisted primarily of the loss on the sale of discontinued operations that was recorded in fiscal 2010 of $878,162.

Our net loss was $8,378,499 in 2010 compared to a net loss of $5,325,510 in 2009 for the reasons as explained above.

Fiscal year ended February 28, 2009 as compared to February 29, 2008

For the year ended February 28, 2009, gross revenues were $337,327 as compared to revenues of $743,044 in fiscal 2008, a decrease of $405,717.  This decrease was due to decreases in revenue for the Interactive Divisions and the increased effort of our strategic focus of our patent and Intellectual Property strategy.  As a result, we have extended the reach of our Interactive Products Enterprise Communication Software which is primarily our BoomBox® Video product and related hosting.  In the fourth quarter of 2009 we finalized an internal control policy related to collections that required a write off of certain accounts that had been in the reserve for doubtful accounts for more than year.

Cost of revenues for fiscal 2009 were $215,412 compared to $563,414 for fiscal 2008, a decrease of $348,002. This decrease in costs was due to lower revenues, which reduce our internal delivery costs.  Also in fiscal 2009, we renegotiated contracts with content management and hosting vendors in order to decrease costs

Selling general and administrative expenses for fiscal year 2009 were $3,271,453 as compared to $2,945,525 for fiscal year 2008, an increase of $325,928.  This increase consists primarily of a $651,749 increase in non-cash stock compensation expense, a $284,851 loss on a settlement and an increase of $214,947 in salaries and benefits, from $419,635 in fiscal year 2008 to $634,582 in fiscal year 2009.  These increases were partially offset by a decrease of $370,723 in professional fees from $1,455,544 in fiscal year 2008 as compared to $1,084,821 in fiscal year 2009.

Depreciation and amortization expenses increased to $541,950 in fiscal year 2009 from $383,687 in fiscal year 2008 due principally to the increase in software amortization expense arising from the software developed internally and acquired externally during fiscal 2008 and 2007.

Impairment in the amount of $729,000 was recorded for the year ended February 28, 2009 on the goodwill related to an acquisition.  No such expense was recorded for fiscal year 2008.

In fiscal year 2009, we recorded a lease termination expense of $489,845 associated with the termination of an office lease in San Diego.  This payment was made in the form of the Company’s common stock.

Interest income, net of interest expense, was $9,221in 2009 compared to net interest expense of $153,995 in the prior year.

The loss from discontinued operations in fiscal year 2009 was $424,398 as compared to income from discontinued operations of $395,221 in fiscal year 2008.

The net loss was $5,325,510 in 2009 as compared to $3,304,005 in 2008 for the reasons as explained above.

Liquidity and Capital Resources

During fiscal year 2010, we raised $5,450,960 of capital through the issuance of unregistered shares of common stock.

As of February 28, 2010, we had cash balances of $1,617,573 and working a capital surplus of $348,331.  Due to the sustained and substantial progress in the procurement of necessary working capital required to meet operating and general corporate expenditures, we believed that we would have enough cash flow from operations and from financing sources to continue for the next twelve months.  Specifically, we had substantive discussions with warrant holders and other prospective financing sources which led us to believe that we would be able to obtain the capital necessary to not only maintain our operations, but also to develop and implement our growth strategy in our core businesses, including implementing a vigorous effort to protect our intellectual property.

Quantitative and Qualitative Disclosures about Market Risk

Our exposure to market risk relates primarily to our future cash needs and the effect that changes in economy reflect in the capital markets.  Historically, we have had access to capital in the equity markets on an acceptable basis.

As of March 16, 2011 we did not hold any derivative financial instruments for speculative or trading purposes.  The primary objective of our investment activities is the preservation of principal while maximizing investment income and minimizing risk. As of March 16, 2011, we had approximately $11.3 million in cash and cash equivalents including short-term investments purchased with original maturities of three months or less.  Due to the short duration of these financial instruments, we do not expect that a change in interest rates would result in any material loss to our investment portfolio.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 25, 2010, we dismissed MaloneBailey, LLP (“MaloneBailey”) as our independent auditors.  This action was approved by the audit committee of our board of directors and ratified by our board.  MaloneBailey served as our independent registered accounting firm for our fiscal years ended February 28, 2010 and 2009.

The reports of MaloneBailey on our financial statements as of February 28, 2010 and 2009 and for the years ended February 28, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles other than an explanatory paragraph as to a going concern in 2009.

Prior to its dismissal, there were no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to this subject matter of the disagreements in connection with its report, nor were there any “reportable events” as such term as described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended.

On September 3, 2010, we engaged Freedman & Goldberg as our independent registered accounting firm.  During our two most recent fiscal years and any subsequent interim period prior to the engagement of Freedman & Goldberg, neither we nor anyone on our behalf consulted with Freedman & Goldberg, regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

BUSINESS

Augme Technologies, Inc., formerly Modavox, Inc., provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and image recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.  In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City. For more information about our products, visit www.augme.com.  Information on our website is not a part of this prospectus.

Augme Technologies, Inc.™, Augme™, AD LIFE™, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc.

Intellectual Property Summary

Augme’s patent portfolio that is described below is foundational to the methods utilized in two primary types of Mobile Internet operations providing:

1. Device detection and mobile content rendering
2. Customized content & mobile advertising delivery

Central to the growth being experienced and projected within Augme’s marketing technology businesses is the fact that the Internet enabled “Smartphone”  has become a leading driver of growth in Internet traffic and utilization by consumers. Due to that explosive growth, publishers are refocusing to reach consumers through mobile websites and initiatives. One example of the effect of adding computers to cellular phones is the phenomenal growth of Apple’s mobile software applications market in addition to those “application” communities that have been cultivated by Google with its Android, Blackberry, and Microsoft as well as others. This market has been brought about by the presence of the foundational mobile broadband Internet infrastructure and mobile device advancements. In fact, the cellular phone has been augmented with mobile computers complete with processors, Internet browsers, operating systems and even software applications. The problem that Augme’s products provide real time mobile customized content delivery, enabling richer and more functional content to reach end users. The additional claims of patents we were issued in 2010 and the investment in our enforcement efforts during 2010 have set the stage for both our 2011 Enterprise Software as a Service (SaaS) licensing strategy and non-litigation license enforcement strategy.   The hyper-growth in the mobile marketing space, the rapid consumer adoption of “Smartphone”, continued focus on intellectual property expansion, and IP enforcement are 2011 initiatives already underway.

We believe that growth in the mobile Internet market space may enhance our patent enforcement initiative because it has contributed to the creation of an emerging group of companies that have developed revenue streams that are dependent on technology that we believe is infringing on Augme’s patents. Augme’s inventions solved device, infrastructure and customized content distribution problems facing Internet publishers in 1999. Now in 2011, well within the coverage of the patent protection, the identical problems are repeating in the mobile Internet and we believe that Augme’s inventions again present the solution for mobile Internet publishers and service providers. We believe that the growing number of market entries by highly capitalized companies and the highly sought after massive consumer audience emerging on the mobile Internet makes it likely that infringement of our patents is occurring. Companies that implement and monetize their solutions may have developed revenue streams subject to licensing and infringement damages by Augme.

The establishment of “Smartphones”, tablets, and mobile devices as the leading growth driver of Internet utilization by consumers has given rise to mobile Internet web pages that we believe have embedded Augme’s patented system. Augme’s system is used to achieve compatible content delivery to a wide array of mobile devices over mobile Internet networks as well as consumer targeted content delivery. In order to accommodate the various screen sizes, operating systems and Internet connectivity levels of mobile users, we believe that publishers use Augme’s invention to embed a small universally compatible first code module into the mobile webpage. The subsequent method patented by Augme allows for a customized service response targeted to an individual mobile user device, mobile Internet network environment, and preferences. We believe that Augme’s system is the state-of-art solution for both the mobile and Internet publishers.

Augme's solutions are supported by its intellectual property portfolio, and the Company now owns four patents and has additional patents pending with the United States Patent & Trademark Office ("USPTO"). The patents contain a broad range of claims covering the Company's proprietary technologies and products. Augme now also owns six trademarks protecting the names of its products and identity in the marketplace.

Augme owns the “Method and System for Adding Function to a Webpage” portfolio of patents.  The Augme patents teach technical methods/systems enabling the dynamic customization of Web pages based upon user (Web site visitor) information (such as browser type, geographic location, behavioral data, etc.).  US Patent No. 6,594,691 (the “691 Patent”) was issued on July 15, 2003, and is titled “Method and System for Adding Function to a Webpage.”  US. Patent No. 7,269,636 (the “636 Patent”) was issued on September 11, 2007, and is titled “Method and Code Module for Adding Function to a Webpage.” The ‘636 Patent is a continuation patent based on the ‘691 Patent and incorporates claims that reflect how concepts from the ‘691 Patent are implemented in state-of-the-art delivery infrastructure and delivery practices seen in the marketplace today.

US Patent No. 7,783,721 entitled "Method and Code Module for Adding Function to a Webpage” was issued August 24, 2010. The software device that is patented enables Internet and mobile websites to be delivered with customized content that is tailored to any end-user’s network-enabled device.  The customization being performed by the software device is achieved by automatically gathering information about the user’s device, browser and other information provided from the content of the Web page containing the patented technology.

US Patent No. 7,831,690 (the “690 Patent”) entitled "Appliance Metaphor for adding Media Function to a Web Page” was issued November 9, 2010.  This technology enables content targeting by publishers of Internet and mobile web destinations and adds content customization capability to a web page that allows any device, network appliance, or browser to receive an optimized service response automatically with a service delivery of a consumer targeted response formed by a server system and customized in response to information about a web page.

The claims of the '690 patent define Augme's technology that enables content targeting by publishers of Internet and mobile web destinations. The newly issued patent claims provide ownership of: technology that adds content customization capability to a web page; technology that allows any device, network appliance, or browser to receive an optimized service response automatically; and a service delivery of a consumer targeted response formed by a server system and customized in response to information about a web page. We intend to continue our efforts to monetize and enforce our intellectual property rights.

The Company believes that these issuances of these patents further establish Augme as the owner of foundational Internet content targeting technology. We believe these issuances provide further validation of our Company’s core technology and increase our patent claims in key new areas for our business operations and enforcement strategy. These new patents are being further assessed and maximized to contribute to the overall valuation of the Augme portfolio. Augme has focused on growing its intellectual property portfolio and managed in 2010 to double the size of our patent portfolio through a direct and measured effort. These new patented claims provide ownership of our technology inventions within the mobile network and Internet appliance applications.

The Augme patents teach a two-code-module system that enables any networked content to be customized based on end-user criteria. The Augme patents thus enable a single Webpage (traditional Internet and mobile Web) to have an infinite number of tailored service responses that allow Webpage visitors to receive content that is customized to the user’s unique computing environment, connectivity, bandwidth level, geographic location, gender, age, or any other information about the Web page visitor (targeting criteria) such as behavioral marketing data.  Augme’s two-code-module Web page customization process has widespread application in the fields of targeted advertising, e-commerce, mobile marketing/advertising and other customized content delivery operations.

Augme’s patented methods and systems use Web browsers that adhere to the standards for Hypertext Transfer Protocol (HTTP) and add function to a Web page through an easily distributed software code module.  The method and system deliver responses to client (computer user) browser requests that are customized based upon visitor information and preferences.  When a Webpage is downloaded, the technology automatically executes a first code module embedded in the Webpage.  The first code module issues a first command to retrieve a second code module, via a network connection, from a server system.  Then, a second code module is assembled based upon the visitor information.  Finally, the assembled second code module, with a service response, is returned to the visitor’s browser, where, upon execution, the response is rendered on the visitor’s processor platform (computer).

Augme’s patents have been cited on at least six occasions in third party filings with the U.S. Patent Office, including by Oracle, IBM, Sun Micro Systems and Hewlett Packard, in support of their own invention filings.

Augme believes that the methods and systems taught by its patents are being widely used in various Internet-based (including the mobile Web) industries and business verticals, including but not limited to “behavioral targeted advertising.”  Behavioral targeted advertising is the fastest-growing segment of Internet advertising, with expected growth from $575 million in 2007 to $3.8 billion in 2011. Internet advertising as a whole is expected to more than double from $21.7 billion in 2007 to $50.3 billion in 2011.

Augme is engaged in several legal disputes with companies which Augme alleges are infringing the Augme patent portfolio.  Currently pending patent infringement lawsuits and related matters are described in the section of this prospectus titled “Legal Proceedings”.

Augme’s patents are an integral and foundational component of Augme’s technology platforms and services as well as providing potential for attractive partnership opportunities with third parties who have been identified to license the technology within prescribed market verticals.  As Augme works to attain legal victories in currently pending patent infringement lawsuits, it is also pursuing certain strategic licensing arrangements with companies that Augme has identified as using Augme’s patented methods and processes.  In addition, Augme is obtaining organic licenses through Augme’s clients’ use of Augme’s core technology platforms – AD LIFE™ (mobile platform), Boombox® (video platform), and AD SERVE™ (ad-serving platform).  As part of these efforts, Augme’s Chief Technology Officer has prepared a study in conjunction with patent counsel detailing perceived use of the Augme patented methods and systems within the mobile marketing/advertising industry.

In an effort to support Augme’s future business strategy, and in conjunction with the repositioning of other corporate assets earlier in fiscal year 2010, Augme disposed of certain tangible and intangible assets and certain liabilities and transferred certain obligations related to Internet radio services. This transaction, effective December 31, 2009, transferred the business operations of our Internet radio services to World Talk Radio, LLC (“WTR”), an Arizona based limited liability company owned and operated by VoiceAmerica.

The disposition of the Internet radio operations resulted in an immediate reduction in expenses. Furthermore, as part of the strategy to streamline operations and to create non-encumbered revenues to support growth businesses, we will receive a perpetual royalty as a percentage of gross revenue generated by WTR for as long as the new entity provides Internet radio services according to the following graded schedule:

(i)	January 1, 2010 through March 31, 2010 – 5% of gross revenue

(ii)	April 1, 2010 through June 30, 2010 – 10% of gross revenue

(iii)	July 1, 2010 through June 30, 2015 – 15% of gross revenue

(iii)	July 1, 2016 and after – 5% of gross revenue

With the disposition of the Internet radio operations, Augme now operates Augme Mobile Health. (“AMH”) and consumer packaged goods, (“CPG”) initiatives branded under “Augme” – derived from the verb “augment” to make something greater by adding to it. The Augme branded portfolio offers products and services based upon marketing driven technology platforms that enhance the delivery of marketing communications through intelligent distribution to all Internet-enabled devices. The current (FY2012) business strategy is primarily focused on generating near-term revenue from AD LIFE™.  Meanwhile, AD SERVE™ has the potential to provide an incremental revenue stream for stand-alone ad provisioning and streaming media, yet more importantly they represent an opportunity to serve in a complementary role to add value through additional features and functions of AD LIFE™. We believe these revenue producing efforts together with our patents essential to behavioral targeting will enable us to pioneer a new era in marketing and new media communications with Internet applications and services for targeted consumers and communities worldwide.

AD LIFE™ - Mobile Marketing

AD LIFE™ is our interactive platform to provide marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers through traditional print advertising channels.

Mobile phones are a way of life. There are over 240 million cell phone subscribers in the United States out of a total population of over 300 million. Each cell phone user is a “mobile consumer” – exposed to an average of over 80,000 ad impressions annually that could be augmented by interactive mobile marketing messages. Meanwhile, over $150 billion is spent in the US on traditional print marketing media across six major channels: magazine, point-of-purchase, newspaper, free standing inserts (“FSI”), out-of-home, and direct mail. Packaging also has become a recognized marketing medium, as consumer packaged goods companies are increasingly leveraging the package as a means to communicate with consumers.

Despite the proliferation of sophisticated mobile devices and the enormous marketing value promised by interacting directly with mobile consumers, marketers continue to struggle to find an easy, affordable, and effective way to fully integrate mobile into existing marketing and advertising campaigns. Augme solves this “mobile marketing puzzle” through a comprehensive platform that fully integrates all the tools and technologies required for traditional print media channels to deliver digital interactive marketing content on-demand to the mobile consumer.

For clients – including major consumer brands and their advertising agencies – AD LIFE™ augments advertising media with mobile interactivity to enhance and extend communication, persuasiveness, and effectiveness of existing campaigns. For mobile consumers, AD LIFE™ is an engine allowing them to respond to advertising by easily connecting to on-demand content and promotions (such as coupons, product information, web links, video/music downloads) printed in advertising media they see every day.

The competitive landscape for mobile marketing applications and services has historically been highly fragmented, comprised of mostly niche providers offering specific components of the technology and services required for the implementation of a complete mobile marketing campaign. Recently, we have seen noticeable progress by our mobile marketing competitors. Venture capital and private equity financing is aggressively moving into our space, bringing significant capital to consolidate small niche players into more comprehensive competitive threats. What was for a long time a very fragmented mobile marketing industry is quickly consolidating to create new and more formidable competitors. We believe AD LIFE™ maintains a time-to-market advantage with our strategic vision, our integrated and comprehensive technology platform, and our sales strategy.  We are delivering service to some of the largest consumer product and pharmaceutical brands, and we continue to build out our channel partner strategy with media purveyors and ad agencies across multiple industries.

AD LIFE™ enables marketers, brands, and advertising agencies to easily create, deliver, manage, and track interactive mobile marketing campaigns through a comprehensive web portal with four fully integrated and forward thinking components.

Consumer Response: Turnkey tools to create and assign consumer response tags (“CRTs”) that allow consumers to use their mobile phone to easily and instantly access on-demand digital content. Augme Mobile’s open architecture offers the widest variety of CRTs in the market today, including SMS, 2D codes, logo, and audio recognition.

Content Formatting: While over 30% of Internet search is done via a mobile device, it has been estimated that only 2% of digital assets are formatted for proper viewing via a mobile device. The sophisticated device detection system in AD LIFE™ automatically renders existing digital assets for proper viewing and navigation on nearly any mobile device regardless of phone type, operating system, or mobile service provider.

Customer Relationship Management (CRM): Using data analysis gathered and processed using proprietary techniques, AD LIFE™ provides key metrics and results of client campaigns including demographic and behavioral data.

Promotional Partnerships: AD LIFE™ provides access to pre-negotiated and readily available branded content to complement existing promotions. These include rebates and coupons that operate through a partnership with one of the nation’s leading promotions transaction settlement providers, and many additional applications and services fully integrated with leading technology and service partners.

Our advanced, comprehensive, and fully integrated AD LIFE™ mobile platform drives revenue primarily through license fees, marketing campaign fees, and fees associated with certain add-on promotional applications in the platform. Additional revenue is generated by platform administration and professional service fees related to the mobilization of client content and implementation of marketing campaigns through the platform.

Employees

As of April 4, 2011, Augme had 49 employees, including executive management, sales (including channel management), client services, technology development and IT infrastructure management, technical administration and implementation, and reception. We outsource some of our core technology development, which is currently under a 12-month contract with a vendor. We have no labor union contracts and believe relations with our employees are satisfactory.

DESCRIPTION OF PROPERTY

Our headquarters are located at 43 West 24th Street, 11th Floor, in New York City, where we lease approximately 12,500 square feet of space for administrative, sales and client services personnel under a lease that expires in January 2012.  Additionally, we lease additional office space of approximately 2,600 square feet of office space in Tucson, Arizona for patent research and production personnel and approximately 8,452 square feet of office space in Atlanta, Georgia for sales, technical and production personnel.  These leases expire in July and June 2012, respectively.  The locations of these offices are 9070 South Rita Road, Suite 1550, Tucson, Arizona and 5 Concourse Parkway, 9th Floor, Atlanta, Georgia, respectively.

LEGAL MATTERS

In the normal course of business, we may become involved in various legal proceedings.  Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

During 2010 we continued our patent enforcement actions as described below.

Tacoda, Inc.  In 2007, Augme filed a lawsuit against Tacoda, Inc. in the U.S. District Court, Southern District of New York, seeking damages for alleged infringement of Augme-owned U.S. Patent Nos. 6,594,691 (“Method and System for Adding Function to a Web Page”) and 7,269,636 (“Method and Code Module for Adding Function to a Web Page”).  The case is still unresolved.

AOL, LLC, Time Warner, Inc., and Platform-A, Inc.  On September 10, 2008, we filed a complaint against AOL, LLC in the U.S. District Court, Central District of California, seeking damages for alleged infringement of our trademark BOOMBOX RADIO.  On January 21, 2009, we filed a First Amended Complaint against AOL, LLC, Time Warner, Inc. and Platform-A, Inc., for trademark infringement relating to our mark BOOMBOX RADIO, and infringement of our U.S. Patent Nos. 6,594,691 and 7,269,636.  Pursuant to a court order dated April 14, 2009, the case was transferred to the U.S. District Court, Southern District of New York, so that our case against Tacoda, Inc. and this case could be adjudicated in the same court, since both cases involved the same patents.

Yahoo! Inc.  On November 16, 2009, Augme filed a Complaint against Yahoo! Inc. seeking damages for alleged infringement relating to our U.S. Patent Nos. 6,594,691 and 7,269,636, which patents relate to methods and systems for delivery of selected content from a network to a web page visitor.  The matter is currently pending in the United States District Court for the Northern District of California, Case No. C-09-5386 EDL.  The remedies available to us, if successful, include an injunction prohibiting any infringing actions, an award of damages adequate to compensate us for the infringement, and costs of the action.

On November 12, 2010, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California.  On December 3, 2010, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion without prejudice.  On December 3, 2010, Yahoo! filed a Notice of Motion and Motion for Leave to File Amended Answer with Additional Counterclaims seeking damages for costs of defense and will full infringement and to join World Talk Radio, LLC as a Counterclaim Defendant.  Augme denies that any merit exists with respect to these counterclaims and will continue to pursue the prosecution of Yahoo!'s infringement against the Company’s patent claims.

In February 2011, the Company announced that it had retained Goodwin Procter, a leading national law firm. Goodwin Procter is charged with identifying possible additional violations of Augme's intellectual property rights and initiating legal proceedings as appropriate.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Position	Officer/Director Since

Paul R. Arena	52	Chief Executive Officer, Principal Financial Officer, Secretary, Director	June 2010

Phillip C. Rapp, Jr.	66	Chief Operating Officer	August 2010

Shelley J. Meyers	52	Chairperson, Board of Directors	January 2009

James G. Crawford	34	Director	March 2006

John M. Devlin	66	Director	March 2009

Todd E. Wilson	38	Director	June 2010

David W. Reese	54	Director	January 2011

Donald E. Stout	64	Director	January 2011

Paragraph two of Article Seven of our Amended and Restated Certificate of Incorporation states:

The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years.  At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years.  At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

In this prospectus, we refer to this provision as the “Staggered Board Requirement”.

In accordance with the Staggered Board Requirement, Mr. Crawford was elected as our sole Class I director at the meeting of our stockholders that took place on September 7, 2010.  Unless otherwise terminated by death, resignation or removal, his term will expire at the annual meeting of stockholders that will take place in 2011.  Mr. Devlin and Mr. Wilson serve as our two Class II directors.  Unless otherwise terminated by death, resignation or removal, their terms will expire at the annual meeting of stockholders that will take place in 2012.  Mr. Arena and Ms. Meyers serve as our two Class III directors.  Unless otherwise terminated by death, resignation or removal, their terms will expire at the annual meeting of stockholders that will take place in 2013.  Following the annual meeting of stockholders that will take place in 2013, directors will be elected for a full term of 3 years to succeed the directors of the class whose terms expire at that meeting.  Our two new directors, Mr. Reese and Mr. Stout will be placed as Class I directors.

Officers hold their positions at the pleasure of the board of directors, absent any employment agreement.  With the exception of the circumstances surrounding the appointment of Mr. Crawford to our board, which is more fully described below, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

BUSINESS EXPERIENCE DESCRIPTIONS

Paul R. Arena, Chief Executive Officer, Principal Financial Officer, Corporate Secretary and Director

Mr. Arena has served as a director and officer since June 2010.  Mr. Arena has over 28 years of investment and business experience. Prior to joining our Board, from February 2002 through March 2010, Mr. Arena served as a director of Geos Communications, Inc., (formerly i2 Telecom International, Inc.) where, he was the founder and at various times, he also served as Chairman of the Board until March 2010, Chief Financial Officer until August 2010, President until August 2008 and Chief Executive Officer until April 2009.  From May 2000 to present, he served as Chairman of the Board, Chief Executive Officer, President and owner of AIM Group, Inc., an investment holding company. Mr. Arena also founded and served in various executive capacities, including Chairman of the Board and Chief Executive Officer, at Cereus Technology Partners, Inc. and its subsidiaries (May 1991 to April 2000). We believe that Mr. Arena’s executive management experience with companies that do business over the Internet and background in financial business transactions makes him qualified to serve as a director.

Phillip C. Rapp, Jr., Chief Operations Officer

Mr. Rapp has held the position of Chief Operating Officer since August 2010. During the past 20 years, Mr. Rapp has been engaged in senior executive positions in the financial services and investment industry. Previously, he was Chief Operating Officer of NextLife from July 2009 to August 2010. Before that he was a business consultant from October 2007 to October 2009.   During his tenure from May 2002 through September 2007, Mr. Rapp was Managing Director responsible for Sales and Marketing for the Institutional Execution Group (IEG) of Labranche & Co., then the New York Stock Exchange’s largest specialist company.  Prior thereto, from June 1996 to March 2002, Mr. Rapp was employed in a similar capacity for Knight Securities and from April 1993 to May 1996 where he led the effort to build the broker-dealer Sales desk into the largest in the NASDAQ Market. Mr. Rapp was in Broker Dealer sales at D.E. Shaw, a multi-billion dollar asset management company.  Mr. Rapp has extensive experience developing real estate and computer related technologies.

Shelly J. Meyers, Chairwoman, Board of Directors

Shelly J. Meyers (MBA, CPA) has served as a director since January 2009.  Ms. Meyers has over 20 years of financial and investment experience.  Since June 2007, when she founded Palisades Management LLC, a Registered Investor Advisor, she has served as its President. Palisades Management LLC provides investment management services to high net worth individuals and institutions and strategic advisory services to corporations pertaining to corporate finance and capital market activities.  Prior to founding Palisades Management LLC, from June 2003 to June 2007 Ms. Meyers served as Executive Vice President for Pacific Global Investment Management Company (PGIMC), where she played an integral role in launching PGIMC's high net worth management business, merging the separately managed account business of Meyers Capital Management (MCM) into PGIMC in mid-2003.  Ms. Meyers founded MCM and the Meyers Investment Trust in June 1996, and managed the Trust's Meyers Pride Value Fund from inception in June 1996 to September 2001.  The Meyers Value Fund was sold to Citizens Funds in September 2001 with Ms. Meyers serving as sub-advisor until October 2002.  Ms. Meyers received her MBA from Dartmouth College’s Amos Tuck School of Business Administration.  She received her BA with a major in Political Science and minor in Economics from the University of Michigan.  Ms. Meyers was issued a CPA license by the state of California in 1990.  We believe that Ms. Meyers extensive education and background in finance makes her qualified to serve as a director.

James G. Crawford, Director

Mr. Crawford has served as a director since March 2006. He served as Director of Interactive Production from March 2006 to July 2006, when he began to serve as our Chief Technology Officer.  He held this position until he was appointed Chief Information Officer in April 2007.  Prior to joining our company, Mr. Crawford was a founding member of Kino Interactive, LLC, a developer of enhanced communication software and digital media solutions, and AudioEye, a provider of proprietary web navigation tools for the learning disabled and visually impaired.  Mr. Crawford was appointed to our board in conjunction with the merger that was consummated on February 28, 2006 between our company, Kino Acquisition Sub, Inc. and Kino Interactive, LLC.  We believe that Mr. Crawford’s experience as a member of Kino’s management and background in technology makes him qualified to serve as a director.

John M. Devlin, Director and Audit Committee Chairman

Mr. Devlin has served as a director since March 2009. Mr. Devlin has been in the investment and asset management business for over 23 years. Before retiring from J.P. Morgan Investment Management in December 2003, he was a Senior Portfolio manager for 10 years, responsible for directing investment activity, providing pension asset and liability advice as well as tactical and strategic portfolio management for institutional relationships with over $20 billion in assets. Mr. Devlin was also the Committee Chairman for client portfolio guidelines, compliance and performance review for J.P. Morgan accounts with an asset size over $200 billion.  Throughout his career at J.P. Morgan, Mr. Devlin worked in all aspects of the investment and asset management business in areas such as fixed income trading and portfolio management.  Since November 2008, Mr. Devlin has been Managing Director of the American Irish Historical Society where he is responsible for managing day-to-day operations of the Society, including banking relationships, financial reporting, administration, and trustee and fund raising relationships. From January 2004 to October 2006, Mr. Devlin was the Vice Chairman of McKim & Company LLC. where he was responsible for providing strategic planning and direction for McKim & Company, a venture capital source firm for start-up companies in the $1 million to $20 million bracket. Mr. Devlin received an MBA from Pace University in 1976 and completed his undergraduate degree in Finance at Georgetown University in 1967. We believe that Mr. Devlin’s education and his experience in the finance industry makes him qualified to serve as a director.

Todd E. Wilson, Director

Mr. Wilson has served as a director since June 2010.  Mr. Wilson brings more than 15 years of experience as an investor, board member and advisor to middle-market companies.  From July 2010 to present, Mr. Wilson has held the position of Managing Director for the Office of Small Business Services for the City of Los Angeles, where he responsible for leading the City's efforts to assist small business owners and entrepreneurs.  He most recently served from July 2002 to December 2009 as a principal in the private equity group at American Capital, Ltd., where he was responsible for over $500 million in investments.  Previously, he also served as a principal with Wind Point Partners, a Chicago-based private equity firm from July 1999 to June 2002.  During his tenure as an equity investor, Mr. Wilson has worked closely with companies to maximize shareholder value and provide significant returns on corporate investments.  Mr. Wilson also served as an investment banker at Merrill Lynch from July 1993 to June 1995 and Montgomery Securities from July 1995 to February 1997.  Mr. Wilson, who holds an undergraduate degree from The Wharton School of Business and an MBA from the Fuqua School of Business at Duke University.  We believe that Mr. Wilson’s education and experience in the finance industry makes him qualified to serve as a director.

David W. Reese, Director

Mr. Reese was appointed to our board of directors on January 4, 2011.  Mr. Reese is a member of the advisory board of Penn State's College of Information, Sciences and Technology.  He was the first advisory board chair at the inception of the College in 1999, and he continues to serve on the College’s development committee.  Mr. Reese is recognized as an Alumni Fellow, the highest honor bestowed by Penn State's Alumni Association, and he was recognized by Penn State as the Volunteer of the Year in 2004.

Having graduated from Penn State in 1978 with a B.S. degree in Accounting, Mr. Reese began a ten-year career with Deloitte & Touche, an international consulting and auditing organization, where he specialized in the consumer electronics field and served a number of industry-leading clients, including Toshiba and Panasonic.  Mr. Reese is a member of the American Institute of Certified Public Accountants.

Mr. Reese joined ACTV, Inc. in 1988 as Chief Financial Officer and was subsequently promoted to Executive Vice President in 1992, President and Chief Operating Officer in 1999, and Chairman and Chief Executive Officer in 2001.  ACTV was acquired by then Liberty Media subsidiary OpenTV, which provides high quality technology, services and end-to-end solutions that enable intuitive and personalized viewing experiences by consumers of television content on a global scale.  OpenTV, headquartered in San Francisco, is now a subsidiary of the Kudelski Group and has offices worldwide.

Mr. Reese was appointed Chairman of API Systems Inc. in 2008, a position that he continues to hold today.  API is an innovative IT solutions provider to the telecommunications and pharmaceutical industries.  The company has a recognized expertise in virtualized desktop processes and applications geared toward multinational organizations.  API Systems, headquartered in Denville, New Jersey, was founded in 1992.  We believe that Mr. Reese’s extensive experience with evolving technologies and his financial background make him well qualified to serve as a director.

Donald E. Stout, Director

Mr. Stout was appointed to our board of directors on January 4, 2011.  Mr. Stout is a member of the bars of the District of Columbia and Virginia, and he is admitted to practice before the Supreme Court of the United States, the Court of Appeals for the Federal Circuit, the Fifth Circuit of Appeals, and the U.S. Patent and Trademark Office (“USPTO”). He earned his J.D. degree (with honors) from George Washington University in 1972.

Mr. Stout was employed by the USPTO from 1968 to 1972 as an assistant examiner involved with patent applications covering radio and television technologies.  He interpreted complex technical disclosures in patents and publications involving communications technology and theory, along with principles of electrical engineering, as part of his responsibilities with the USPTO.  In 1972, Mr. Stout worked as a law clerk for two former board members of the USPTO Board of Appeals, where he assisted in deciding issues of patentability for applicants who appealed previous decisions.

From 1972 to the present, Mr. Stout's legal practice has involved all facets of intellectual property, including litigation, the provision of expert witness opinions, and the licensing and representation of clients before the USPTO in diverse technological areas, including telecommunications.  He has testified as an expert witness regarding obtaining and prosecuting patents.  Mr. Stout has written and prosecuted hundreds of patent applications in diverse technologies and has also rendered opinions on patent infringement and/or validity.

Mr. Stout has been a senior partner at the law firm of Antonelli, Terry, Stout and Kraus, LLP since 1982.  We believe that Mr. Stout’s extensive experience in the field of patents and intellectual property, makes him well qualified to serve as a director.

FAMILY RELATIONSHIPS

There are no family relationships among our directors and executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

EXECUTIVE COMPENSATION

The following table summarizes all compensation for the 2011, 2010 and 2009 fiscal years received by our Chief Executive Officer, our Principal Financial Officer, our three most highly compensated executive officers who earned more than $100,000 and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul R. Arena, Chief Executive Officer, Principal Financial Officer	2011	203,429(1)		236,250	1,859,012(6)				2,298,691

Phillip C. Rapp, Jr., Chief Operating Officer	2011	83,846(2)			309,243(7)				393,089

Mark Severini, former Chief Executive Officer and former Chief Financial Officer (3)	2011	58,914						105,000(10)	163,914
	2010	121,154(4)			397,622(8)			6,000	524,776

David Ide, Chief Strategy Officer (5)	2011	96,064			63,461(9)			75,000(10)	234,525
	2010	191,247
	2009	180,000			884,480(11)			(26,824)	1,037,656

(1) Mr. Arena was appointed on June 8, 2010.  His base salary is $275,000 per year.  This represents the portion of his base salary that was paid during the 2011 fiscal year.
(2) Mr. Rapp was appointed on August 12, 2010.  His base salary is $150,000 per year.  This represents the portion of his base salary that was paid during the 2011 fiscal year.
(3) Mr. Severini resigned on June 8, 2010.
(4) Mr. Severini’s base salary was $150,000 per year.  He began his employment with us on May 21, 2009.  This represents the portion of his base salary that was paid during the 2010 fiscal year.
(5) Mr. Ide resigned on August 31, 2010.
(6) The  value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:
option granted for 2 million shares on 6/8/10 with a 5 year term and $1.00 exercise price with a value of $1,321,723 + option granted for 1 million shares on 9/7/10 with a 5 year term and $1.47 exercise price with a value of $537,289 = $1,859,012.
(7) The value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:
option granted for 500,000 shares on 8/12/10 with a 5 year term and $1.30 exercise price with a value of $279,612 + option granted for 75,000 shares on 1/5/11 with a 5 year term and $3.00 exercise price with a value of $29,631 = $309,243.
(8) The value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:
option granted for 400,000 shares on 12/7/09 with a 4.5 year term and $1.69 exercise price with a value of $397,622.
(9) The value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:
option granted for 100,000 shares on 6/24/10 with a 5 year term and $1.00 exercise price with a value of $63,461.
(10) Represents compensation paid in connection with the termination of the officer’s employment.
(11) The value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:
option granted for 475,000 shares on 8/12/10 with a 5 year term and $1.50 exercise price with a value of $884,480.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Other than as discussed below in “Employment Agreements,” and in the section of this prospectus titled “Certain Relationships and Related Transactions” there are no contracts, agreements, plans or arrangements, written or unwritten, that provide for payment to a Named Executive Officer at, following, or in connection with the resignation, retirement or other termination of a Named Executive Officer, or a change in control of our company or a change in the Named Executive Officer's responsibilities following a change in control.

Compensation Discussion and Analysis

The following discussion and analysis is intended to provide an understanding of the compensation earned by each of our Named Executive Officers.

Total compensation for each of the Named Executive Officers is reviewed and approved annually by the Compensation Committee, the members of which are Mr. Devlin, Ms. Meyers and Mr. Wilson, none of whom has been an officer or employee of our Company.  The board of directors excuses Named Executive Officers who are also directors from meetings during which the Named Executive Officer’s compensation is discussed or voted upon, and each Named Executive Officer and director abstains from voting on any matter which effects him or her individually.

Compensation Philosophy

The objectives of the Company’s compensation program are to (1) attract, motivate, develop and retain top quality executives who will increase long-term stockholder value and (2) deliver competitive total compensation packages based upon the achievement of both Company and individual performance goals.  The Company expects its executives to balance the risks and related opportunities inherent in its industry and in the performance of his or her duties and to share the upside opportunity and the downside risks once actual performance is measured.

To achieve the above goals, the Compensation Committee has set forth a compensation program for its Named Executive Officers that is reviewed annually.  It includes the following elements:

• base salary;
• annual cash incentive bonuses;
• share-based compensation; and
• health and other benefits.

In order to maintain a competitive compensation program for our Named Executive Officers, the Compensation Committee, on an annual basis, performs the following: (a) reviews compensation practices to assure fairness, relevance, support of the strategic goals of the Company and contribution of the Named Executive Officer to the creation of long-term stockholder value, (b) considers the relevant mix of compensation based upon three components, each an important factor — base salary, annual or intermediate incentives and long-term compensation, including stock options and (c) implements a compensation plan that reasonably allocates a portion of the Named Executive Officer’s total compensation through incentives and other forms of longer-term compensation linked to Company and individual performance and the creation of stockholder value, including stock option awards and programs.

Factors Considered In Determining Compensation

The Compensation Committee reviews executive compensation levels for our Named Executive Officers on an annual basis to ensure that they remain competitive within the industry.  The overall value of the compensation package for a Named Executive Officer is determined by the Compensation Committee, in consultation with the board of directors.  The factors considered by the Compensation Committee include those related to both the overall performance of the Company and the individual performance of the Named Executive Officer.  Consideration is also given to comparable compensation data for individuals holding similarly responsible positions at other and peer group companies in determining appropriate compensation levels.

With respect to long-term incentive compensation to be awarded to Named Executive Officers, any such awards are granted only upon the written approval of the Compensation Committee.

Elements of Executive Compensation

As discussed above, the Company’s compensation programs for our Named Executive Officers are based on four components: base salary, annual cash incentives, stock-based compensation and retirement, health and other benefits; each intended as an important piece of the overall compensation.

Base Salary

Base salary is used to attract and retain the Named Executive Officers and is determined using comparisons with industry competitors and other relevant factors including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, and the ability to replace the individual.  Salaries for the Named Executive Officers are reviewed by the Compensation Committee and the board of directors on an annual basis. Changes to base salaries, if any, are affected primarily by individual performance.

Annual Bonuses

Annual bonuses are intended to be a component of a Named Executive Officer’s compensation package.  The amount of annual bonus compensation to be awarded to each Named Executive Officer (if any) is determined by the Compensation Committee, upon recommendation by the Chief Executive Officer.  While the Chief Executive Officer and the Compensation Committee consider the Company’s overall performance and each individual’s performance when determining the amount of bonus to award, there is no predefined written plan, acknowledged by the recipient, with respect to performance measures that obligates the Company to pay an annual bonus, and the Compensation Committee retains absolute discretion to award bonuses and to determine the amount of the bonuses.

Share-Based Compensation (Long-Term Incentive Compensation; Stock Options)

Share-based long-term incentive compensation awarded to Named Executive Officers has been and is provided through the issuance of stock options.  Stock options are an important element of the Company’s long-term incentive programs.  The primary purpose of stock options is to provide the Named Executive Officers and other employees with a personal and financial interest in the Company’s success through stock ownership, thereby aligning the interests of such persons with those of our stockholders.  The Compensation Committee believes that the value of stock options will reflect the Company’s financial performance over the long-term.  Because the Company’s stock option program provides for a vesting period before options may be exercised and, in general, an exercise price based on the fair market value as of the date of grant, employees benefit from stock options only when the market value of the common shares increases over time.

Share-based awards typically consist of options to purchase common stock that vest over three to five years and have a term of five to ten years.  The Company has approximately 746,433 options that expire in more than five years and all options expire within eight and one-half years.

The Company’s long-term incentive programs are generally intended to provide rewards to Named Executive Officers only if value is created for stockholders over time and the Named Executive Officers continue in the employ of the Company.  The Compensation Committee believes that employees should have sufficient holdings of the Company’s common stock so that their decisions will appropriately foster growth in the value of the Company.  The Compensation Committee reviews with the Chief Executive Officer the recommended individual awards and evaluates the scope of responsibility, strategic and operational goals of individual contributions in making final awards.

With respect to the share-based compensation, the Company recognizes stock compensation expense based on the Statement of Financial Accounting Standard 123R “Share-Based Payments” (“SFAS 123R”).  SFAS 123R requires public companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.  The Company uses the Black-Scholes option-pricing model to determine the grant date fair value.  The Company ensures that stock option awards approved by the Compensation Committee will be granted subsequent to any planned release of material non-public information.  The Company has not engaged in amending, cancelling or re-pricing stock options awarded to its Named Executive Officers.

Retirement, Health and Other Benefits

The Company provides health and other benefits as an additional incentive to retain employees.  The Company does not maintain any defined contribution plan (retirement plan) or defined benefit plan (pension plan).

We currently make available to our Executive Officers and all employees a comprehensive health insurance program.  The Company currently provides a basic term life insurance policy to all employees and makes additional coverage available at the employee’s expense and discretion.

The Company does not provide any additional perquisites to the Named Executive Officers, other than which is included in the Summary Compensation Table above. The total of all perquisites to any Named Executive Officer did not equal or exceed $10,000 for the 2011 fiscal year.

Employment Agreements and Compensation Arrangements

Employment Agreement with Paul R. Arena

In connection with the appointment of Paul R. Arena as our Chief Executive Officer and Principal Financial Officer, we entered into an Employment Agreement with Mr. Arena on June 8, 2010.  The term of the Employment Agreement is 36 months commencing on June 8, 2010, and we may renew the Employment Agreement for another 12-month period thereafter.

For his services as Chief Executive Officer and Principal Financial Officer, Mr. Arena will receive compensation in the form of a base salary of $275,000 during the first 12 months of his employment, $350,000 during the second 12 months of his employment, and $425,000 during the third 12 months of his employment.  If the Employment Agreement is renewed for a fourth period of 12 months, then Mr. Arena’s base salary will be increased by a minimum of 10% from the prior 12 months’ base salary or by a higher amount as determined by the board of directors.  If, however, we do not reach a positive or breakeven cash flow or we do not become profitable through extraordinary gains, then Mr. Arena’s base salary for the second, third, and fourth (if any) 12-month periods will remain at $275,000 until such time as we reach a positive or breakeven cash flow or become profitable through extraordinary gains.  Mr. Arena will receive bonus compensation upon meeting performance goals and objectives to be mutually agreed upon by Mr. Arena and the board of directors in advance of the relevant performance period.

Mr. Arena will receive 1% of the net consideration received by the Company or our stockholders for the following events that occur during Mr. Arena’s employment or service as a member of the board of directors or during the 12-month period following his removal from the board or termination as an employee:

·
a change of control of the Company or the acquisition of all or substantially all of our business or assets as a result of a sale or exchange of stock, a merger, a consolidation or other business combination, sale or exclusive license of assets, or similar transactions; and

·
Mr. Arena’s participation in the realization of the monetization of our intellectual property either through (a) a settlement agreement, (b) a license agreement except for licenses entered into in the ordinary course of business, or (c) an asset sale.  If, however, the monetization of our intellectual property occurs during the 12-month period following the termination of Mr. Arena’s employment for cause, Mr. Arena will not be entitled to the 1% net consideration.

Mr. Arena is also received an initial grant of 5-year options to purchase 2,000,000 shares of our common stock at an exercise price of $1.00 per share.  Vesting of these options will occur according to the following schedule:  the right to purchase 500,000 shares vested immediately upon grant; the right to purchase 1,500,000 shares vests one-thirty sixth per month over a three year period starting on June 8, 2010.  Mr. Arena is entitled to receive additional options to purchase shares of our common stock as determined by the board from time to time.  Any stock options held by Mr. Arena will immediately vest in full at the time of a change of control.

We also agreed to issue an aggregate 225,000 restricted shares of our common stock to Mr. Arena according to the following schedule:  6,250 shares at the end of each thirty-day period during the initial term of the Employment Agreement.  For Mr. Arena’s participation in securing either cumulative revenues in any fiscal year, an intellectual property related settlement agreement, an intellectual property related license agreement (except for licenses entered into in the ordinary course of business), or an asset sale during his period of employment (each a “Stock Acceleration Event”), we will, for each $10 million that we receive as a result of any Stock Acceleration Event, issue to Mr. Arena 75,000 restricted shares of common stock, which will reduce by the same amount the balance of undelivered shares owed as part of the issuance of an aggregate 225,000 shares.

Mr. Arena also purchased 25,000 restricted shares of our common stock at $1.00 per share for an aggregate purchase price of $25,000.  This purchase entitled Mr. Arena to 3-year warrants exercisable for an aggregate 12,500 shares of our common stock at $1.25 per share.

We may terminate Mr. Arena’s employment for any reason without cause by providing Mr. Arena with 30 days’ prior written notice.  In the event of a termination by us without cause, Mr. Arena is entitled to severance in the amount of his then-current base salary, plus accrued but unpaid vacation time, accrued but unpaid benefits, and reimbursement of all unpaid business expenses, for a period of the greater of (i) 6 months and (ii) the remainder of the initial 36-month term or subsequent twelve-month term, whichever the case may be.

We may terminate Mr. Arena’s employment for any of the following reasons at any time upon delivery of written notice to Mr. Arena: (a) material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith with respect to our business affairs, (b) refusal or repeated failure to follow our established reasonable and lawful policies, (c) material breach of the Employment Agreement by Mr. Arena, and (d) conviction of a felony or crime involving moral turpitude.  Termination for cause based on (a) through (c) in this paragraph will take effect 30 days after Mr. Arena receives written notice from us unless Mr. Arena remedies, to be determined in our sole discretion, the events or circumstances constituting cause for termination.  In the event of a termination for cause, Mr. Arena will not entitled to a severance payment.

Compensation Arrangement with Phillip C. Rapp, Jr.

On August 12, 2010 we retained the services of Phillip Charles Rapp, Jr. as our Chief Operating Officer at an annual salary of $150,000.00.  Because Mr. Rapp is required to travel to the various sites where our operations are located, we also reimburse Mr. Rapp for these expenses.  We granted an option to Mr. Rapp to purchase 500,000 shares of our common stock at an exercise price of $1.30 per share.  The right to purchase the common stock vests one-thirty sixth per month over a three year period starting August 12, 2010.  The option has a term of 5 years.

Mr. Rapp is also eligible to receive certain performance-based bonuses, subject to his attainment of the following performance targets:

·	if the Company achieves $5 million in gross revenues, Mr. Rapp’s bonus will be $50,000; and
·	if the Company achieves an additional $5 million in gross revenues, Mr. Rapp’s bonus will be $50,000.

Any payment of a bonus will be made in accordance with the Company’s standard payroll practices and procedures following the conclusion of the Company’s fiscal year-end.  Any decision or judgment regarding Mr. Rapp’s right or entitlement to a bonus will be made by the Company in the sole discretion of the Company’s management.

During his employment, Mr. Rapp is entitled to customary employee benefits, subject to plan or program eligibility requirements, which includes paid vacation and a medical insurance plan.

Separation and Release Agreements

During the 2011 fiscal year we entered into Separation and Release Agreements with four former employees.  Information about these agreements is included in the section of this prospectus titled “Certain Relationships and Related Transactions”.

Outstanding Equity Awards at February 28, 2011

The following table sets forth certain information concerning unexercised stock options for each Named Executive Officer at February 28, 2011.

Outstanding Equity Awards at Fiscal Year End

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Paul R. Arena	791,667	1,208,333		$1.00	6/8/2015
Paul R. Arena	1,000,000	0		$1.47	9/7/2015
Paul R. Arena Phillip C. Rapp, Jr.	83,334	416,666		$1.30	8/12/2015	168,750	774,562
Phillip C. Rapp, Jr.	2,084	72,916		$3.00	1/5/2016
Mark Severini David Ide David Ide	400,000 475,000 100,000	0 0 0		$1.69 $1.50 $1.00	6/15/2014 2/28/2014 6/24/2015

Options Exercised and Stock Vested

The table below provides information concerning each exercise of stock options (or similar instruments) and vesting of stock, including restricted stock and similar instruments, during the last completed fiscal year for each of the Named Executive Officers:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)	Number of shares acquired on vesting	Value realized on vesting ($)

David Ide	300,000	$639,000

Director Compensation

We do not pay our directors cash fees for serving on our board.  During the 2011 fiscal year, we granted to our directors a number of options and warrants to purchase shares of our common stock.  The warrant agreements are described in the section of this prospectus titled “Certain Relationships and Related Transactions”. The option grants are discussed below:

Quarterly Option Grants

As of November 30, 2010, all of our directors, with the exception of Mr. Arena, receive grants of options to purchase 6,000 shares of our common stock on the last day of each quarter, so long as they are serving as a director on that date.  The price per share equals the 20-day trading average closing price of our common stock, computed from the last day of the quarter.  These options have terms of 5 years.  The right to purchase the shares vests in equal increments over a period of 36 months.

June 8, 2010 Option Grants

On June 8, 2010, we granted to Mr. Devlin an option to purchase 100,000 shares of our common stock at a price of $1.00 per share.  On that same date we granted to Ms. Meyer and Mr. Wilson options to purchase 300,000 shares of our common stock at a price of $1.00 per share.  The right to purchase the common stock vests in increments of 33.33% on the first, second and third anniversaries of the date of grant.  The options each have a term of 5 years.  The value of these options on the date of grant were $66,086 and $198,258, respectively.

June 24, 2010 Grant

On June 24, 2010, we granted to Mr. Crawford an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests one-thirty sixth per month over a three-year period starting on June 24, 2010.  The value of this option on the date of grant was $63,461.

September 7, 2010 Option Grants

On September 7, 2010, we granted to Ms. Meyers an option to purchase 483,333 shares of our common stock, to Mr. Devlin an option to purchase 150,000 shares of common stock and to Mr. Wilson an option to purchase 25,000 shares of common stock.  The options have an exercise price of $1.47 per share.  The right to purchase the common stock vested one-half on the date of grant and one-half on the first anniversary of the date of grant as to the options granted to Ms. Meyers and Mr. Devlin.  The right to purchase the common stock vests in increments of 33.33% on the first, second and third anniversaries of the date of grant as to the option granted to Mr. Wilson.  We also granted to Mr. Arena an option to purchase 1,000,000 shares of our common stock.  The options have an exercise price of $1.47 per share.  The right to purchase the common stock vested upon the closing price of our common stock being $3.25 per share or higher. The options each have a term of 5 years.  The value of the options on the date of grant was $259,689, $80,593, $13,432 and $537,289, respectively.

Grants to Messrs. Stout and Reese

On January 4, 2011, we issued letters to Don Stout and David Reese, directors, granting to each of them, effective January 10, 2011, an option to purchase 300,000 shares of our common stock at an exercise price of $2.85 per share.  The term of each option is 5 years.  The right to purchase the common stock vests on a monthly basis as to 1/36 of the shares granted.  Beginning on February 28, 2011, Mr. Stout and Mr. Reese also began to receive a quarterly option grant of 6,000 shares of our common stock.  The exercise price of these options will be the 20 day trailing average closing price from the last day of the quarter.  The right to purchase the common stock also vests on a monthly basis as to 1/36 of the shares granted.  The value of the options on the date of grant was $119,798 and $2,023, respectively.

All of the option agreements issued to Ms. Meyers and to Messrs. Devlin, Wilson, Reese and Stout as well as the September 7, 2010 option agreement issued to Mr. Arena include provisions that state that, in the event of a control change, as defined in the agreements, any unvested options will immediately vest as follows:  (i) if the transaction has a value of at least $10 million but no more than $24,999,999.99, then one-half of the unvested options will vest; (ii) if the transaction has a value of at least $25 million, then 100% of the unvested options will vest.  Furthermore, the offer letters issued on June 8, 2010 to Mr. Wilson and on January 4, 2011 to Messrs. Stout and Reese also include a provision stating that, in the event that we enter into a transaction whereby, directly or indirectly, control of the Company or all or substantially all of our business or assets is acquired in a sale or exchange of stock, merger, consolidation or other business combination, or a sale or exclusive license of assets or a similar transaction, these individuals will receive a fee of 1% of the aggregate consideration received by us or our stockholders, exclusive of costs and expenses incurred in the transaction.  The fee will be payable so long as the individual is a member of our board of directors when the transaction closes or if the transaction closes during the 6 month period following his or her removal from the board.

The following chart reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended February 28, 2011.

Director Compensation

						Change in
						Pension
					Non-	Value and
	Fees				Equity	Nonqualified
	Earned or		Option /		Incentive	Deferred
	Paid in	Stock	Warrants		Plan	Compensation	All other
	Cash	Awards	Awards		Compensation	Earnings	Compensation
Name	($)	($)	($)	Ref.	($)	($)	($)	Total ($)

Shelly J. Meyers			$198,258	1				$198,258
Shelly J. Meyers			$259,689	2				$259,689
Shelly J. Meyers			$2,575	3				$2,575
Shelly J. Meyers			$2,023	4				$2,023
Shelly J. Meyers			$925,028	5				$925,028

James G. Crawford	$137,667		$72,131	6				$209,804
James G. Crawford			$456,516	7				$456,516
James G. Crawford			$63,461	8				$63,461
James G. Crawford			$29,458	9				$29,458
James G. Crawford			$465,464	10				$465,464

John M. Devlin			$66,086	11				$66,086
John M. Devlin			$80,593	12				$80,593
John M. Devlin			$2,575	3				$2,575
John M. Devlin			$2,023	4				$2,023
John M. Devlin			$294,240	13				$294,240
John M. Devlin			$139,639	14				$139,639
John M. Devlin			$45,346	15				$45,346

Todd E. Wilson			$198,258	16				$198,258
Todd E. Wilson			$3,384	17				$3,384
Todd E. Wilson			$13,432	18				$13,432
Todd E. Wilson			$2,575	3				$2,575
Todd E. Wilson			$2,023	4				$2,023

David Reese			$119,798	19				$119,798
David Reese			$2,023	4				$2,023

Don Stout			$119,798	19				$119,798
Don Stout			$2,023	4				$2,023

The value of the option grant was computed using the Black Scholes Option Pricing Model using the following assumptions:

(1) Option was granted on 6/8/10 for 300,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.00.
(2) Option was granted on 9/7/10 for 483,333 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.47.
(3) Option was granted on 11/30/10 for 6,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $2.54.
(4) Option was granted on 2/28/11 for 6,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $3.90.
(5) Warrant was granted on 6/17/10 for 1,750,000 shares with a 5 year term, 2/3 vested, 1/3 vesting on the first anniversary and an exercise price of $1.75.
(6) Option was granted on 10/24/06 for 125,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $0.62.
(7) Option was granted on 2/28/09 for 250,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.50.
(8) Option was granted on 6/24/10 for 100,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.00.
(9) Option was granted on 1/5/11 for 75,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $3.00.

(10) Warrant was granted on 7/1/10 for 761,804 shares with a 5 year term, 50 vested, 50 vesting on the first anniversary and an exercise price of $1.00.
(11) Option was granted on 6/8/10 for 100,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.00.
(12) Option was granted on 9/7/10 for 150,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.47.
(13) Warrant was granted on 5/21/09 for 300,000 shares with a 3 year term, completely vested and an exercise price of $1.75.
(14) Warrant was granted on 7/1/10 for 228,541 shares with a 5 year term, 50 vested, 50 vesting on the first anniversary and an exercise price of $1.00.
(15) Warrant was granted on 11/30/10 for 152,361 shares with a 5 year term, vested and an exercise price of $2.44.
(16) Option was granted on 6/8/10 for 300,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.00.
(17) Option was granted on 8/31/10 for 6,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $2.54.
(18) Option was granted on 9/7/10 for 25,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $1.47.
(19) Option was granted on 1/10/11 for 300,000 shares with a 5 year term, vesting 1/36th per month and an exercise price of $2.85.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following describes all transactions since March 1, 2008 and all proposed transactions in which we are, or we will be, a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

On April 22, 2009, we entered into an employment agreement with David Ide, our former Chief Strategy Officer.  Unless otherwise terminated, the employment agreement was to expire on October 15, 2011.  Pursuant to the employment agreement, Mr. Ide’s initial base salary was $150,000 per year, however, if the Company raised no less than $1,500,000 through the sale of debt or equity securities, then Mr. Ide’s base salary was to be increased to $180,000 per year.  The employment agreement entitled Mr. Ide to receive, in the event of a termination without cause, (i) the balance of his salary through the remainder of the term, payable in accordance with our normal payroll practices, (ii) a severance payment payable in one lump sum within 30 days of the termination, in an amount equal to 2 times Mr. Ide’s most current annual base salary and (iii) the full vesting of all unvested stock options.  Mr. Ide resigned his position on August 31, 2010.

On May 19, 2009, we entered into an employment agreement with Mark Severini, our former Chief Executive Officer.  Pursuant to the employment agreement, Mr. Severini was paid $150,000 per year as his base salary and, at the discretion of the board of directors, could be eligible to receive a cash bonus in the amount of no more than 33% of his base salary.  He also received a grant of an option to purchase 500,000 shares of our common stock at an exercise price of $1.69 per share.  The option had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.  The value of the option on the date of grant was $397,622.  The number of option shares, the vesting of the option and the term of the option were modified in conjunction with the execution by Mr. Severini of the Separation and Release Agreement discussed below.  In the event that we terminated Mr. Severini’s employment without cause, or if Mr. Severini terminated his employment for good reason, or if his employment was terminated within 2 years of a change of control, Mr. Severini would be entitled to receive cash severance in the amount of 2 times his base salary and any portion of the option that was unvested would vest.  Mr. Severini resigned his position on June 8, 2010.  His resignation was effective on June 15, 2010.

On May 21, 2009, our board of directors authorized the issuance of a warrant to John Devlin, Jr., a director.  The grant was for the purchase of 300,000 shares of common stock at a price of $1.75 per share.  We issued the warrant agreement on January 25, 2011.  The warrant has a term of 3 years.  The value of the warrant on the date of grant was $294,240.

On July 15, 2009, we entered into an employment agreement with James Lawson, our former Chief Legal Officer.  Pursuant to the employment agreement, Mr. Lawson was paid $140,000 per year as his base salary and, at the discretion of the board of directors, could be eligible to receive a cash bonus in the amount of no more than 33% of his base salary.  He also received a grant of options to purchase 350,000 shares of our common stock at an exercise price of $3.90 per share as to 250,000 shares and $1.63 per share as to 100,000 shares.  The options had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.  The value of the options on the dates of grant, which were July 8, 2009 and December 7, 2009 were $942,256 and $153,145, respectively.  In the event that we terminated Mr. Lawson’s employment without cause, or if Mr. Lawson terminated his employment for good reason, or if his employment was terminated within 2 years of a change of control, Mr. Lawson would be entitled to receive cash severance in the amount of 1.5 times his base salary and any portion of the options that were unvested would vest.  Mr. Lawson resigned his position on June 16, 2010.

On August 3, 2009, we entered into an employment agreement with Scott Russo, our former Chief Operating Officer.  Pursuant to the employment agreement, Mr. Russo was paid $140,000 per year as his base salary and, at the discretion of the board of directors, could be eligible to receive a cash bonus in the amount of no more than 33% of his base salary.  He also received a grant of options to purchase 350,000 shares of our common stock at an exercise price of $3.90 per share as to 250,000 shares and $1.63 as to 100,000 shares.  The options had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.  The value of the options on the dates of grant, which were July 8, 2009 and December 7, 2009, were $942,256 and $153,145, respectively.  The number of option shares, the vesting of the option and the term of the option were modified in conjunction with the execution by Mr. Russo of the Separation and Release Agreement discussed below.  In the event that we terminated Mr. Russo’s employment without cause, or if Mr. Russo terminated his employment for good reason, or if his employment was terminated within 2 years of a change of control, Mr. Russo would be entitled to receive cash severance in the amount of 1.5 times his base salary and any portion of the options that were unvested would vest.  Mr. Russo resigned his position on July 9, 2010.

On January 1, 2010, Augme executed an Asset Purchase Agreement, to dispose of certain tangible and intangible assets and certain liabilities and to transfer certain obligations related to our Internet Radio services.  This transaction transferred the business operations of our Internet Radio services to World Talk Radio, LLC, an Arizona based limited liability company (“WTR”) to be owned and operated by VoiceAmerica.  Jeffrey Spenard, a former director and employee of ours owns a majority interest in World Talk Radio, LLC.

On June 8, 2010, we entered into a Separation and Release Agreement with Mark Severini.  Pursuant to the agreement, effective June 15, 2010, Mr. Severini’s position as Chief Executive Officer and his employment agreement terminated.  Mr. Severini also resigned from the board of directors.  In exchange for his release of all claims related to his employment and employment agreement, we agreed to pay to Mr. Severini a total of $180,000 (the “Severance Payment”), which payment is to be made in installments over a period of 13 months.  We also reimbursed $1,500 in business expenses and allowed Mr. Severini to retain a computer.  Mr. Severini also agreed to reduce the number of option shares granted to him pursuant to his employment agreement from 500,000 shares to 400,000 shares, to reduce the term of the option so that it will expire on June 15, 2014 and to vest the right to purchase the option shares in two equal increments.  The right to purchase one-half of the option shares vested on the date that the Separation and Release Agreement was executed.  The right to purchase the remaining one-half of the option shares will vest on the date that we pay the final installment of the Severance Payment.  Finally, Mr. Severini agreed not to sell or transfer any of the Company’s securities (with the exception of certain permitted transfers, such as for estate planning purposes) until July 15, 2011.  We have released Mr. Severini from any and all claims we may have had against him relating to his employment.

On June 9, 2010, we granted to James Lawson, our former Chief Legal Officer, an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests as to 33.3% of common stock at the end of each of the 3 years following the grant date.  The value of this option on the date of grant was $33,067.

On June 15, 2010, we granted to Palisades Management, LLC, which is an entity controlled by Shelly Meyers, a director, a warrant to purchase 1,750,000 shares of our common stock at an exercise price of $1.75 per share.  The right to purchase the common stock vested as to two-thirds of the shares on the date of grant and as to one-third of the shares on the first anniversary of the date of grant.  The warrant has a term of 5 years.  The value of the warrant on the date of grant was $925,028.

On June 16, 2010, we entered into a Separation and Release Agreement with James Lawson.  Pursuant to the agreement, effective June 16, 2010, Mr. Lawson’s position as Chief Legal Officer and his employment agreement terminated.  In exchange for his release of all claims related to his employment and employment agreement, we agreed to pay to Mr. Lawson a severance payment in the amount of $11,666.66 per month for the period beginning on June 16, 2010 and ending on March 16, 2011.  We also reimbursed $3,285.60 in business expenses, and agreed to pay his COBRA benefits until March 16, 2011.  Mr. Lawson, who had been granted options to purchase a total of 400,000 shares of common stock, agreed to shorten the term of the options so that they will expire on June 16, 2014 and to vest the right to purchase the option shares in two equal increments.  The right to purchase one-half of the option shares vested on the date that the Separation and Release Agreement was executed.  The right to purchase the remaining one-half of the option shares will vest on the date that we pay the final installment of the severance payment, March 16, 2011.  Finally, Mr. Lawson agreed not to sell or transfer any of the Company’s securities (with the exception of certain permitted transfers, such as for estate planning purposes) until March 16, 2011.  We have released Mr. Lawson from any and all claims we may have had against him relating to his employment.

We also entered into a Consulting Agreement with Mr. Lawson on June 16, 2010, pursuant to which he agreed to provide legal consulting services to us for a period of 6 months.  We paid him $5,000 per month for his services and reimbursed him the sum of $386 per month for the lease of an office.  The Consulting Agreement has expired.

On June 24, 2010, we granted to David Ide, our former Chief Strategy Officer, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vested on the grant date.  The value of this option on the date of grant was $63,461.

On July 1, 2010, we granted to David Ide, our former Chief Strategy Officer, a warrant to purchase 761,804 shares of our common stock at an exercise price of $1.00 per share.  The term of the warrant is 5 years.  The value of the warrant on the date of grant was $465,464.

On July 1, 2010, we granted to John Devlin, Jr., a director, a warrant to purchase 228,541 shares of our common stock at an exercise price of $1.00 per share.  The term of the warrant is 5 years.  The right to purchase the common stock vested one-half on the date of issuance and one-half on the first anniversary of the date of issuance.  The value of the warrant on the date of grant was $139,639.

On July 9, 2010, we entered into a Separation and Release Agreement with Scott Russo.  Pursuant to the agreement, effective July 9, 2010, Mr. Russo’s position as Chief Operations Officer and his employment agreement terminated.  In exchange for his release of all claims related to his employment and employment agreement, we agreed to pay to Mr. Russo a severance payment in the amount of $11,666.66 per month for the period beginning on July 9, 2010 and ending on April 9, 2011.  We also reimbursed $845.34 in business expenses, allowed Mr. Russo to retain a computer and agreed to pay his COBRA benefits until April 9, 2011.  Mr. Russo, who had been granted options to purchase a total of 350,000 shares of common stock, agreed to shorten the term of the options so that they will expire on July 9, 2014 and to vest the right to purchase the option shares in two equal increments.  The right to purchase one-half of the option shares vested on the date that the Separation and Release Agreement was executed.  The right to purchase the remaining one-half of the option shares will vest on the date that we pay the final installment of the severance payment, April 9, 2011.  Finally, Mr. Russo agreed not to sell or transfer any of the Company’s securities (with the exception of certain permitted transfers, such as for estate planning purposes) until April 9, 2011.  We have released Mr. Russo from any and all claims we may have had against him relating to his employment.

On August 31, 2010, we entered into a Separation and Release Agreement with David Ide.  Pursuant to the agreement, effective August 31, 2010, Mr. Ide’s position as Chief Strategy Officer and his employment agreement terminated.  Mr. Ide also resigned from the board of directors.  In exchange for his release of all claims related to his employment and employment agreement, we agreed to pay to Mr. Ide severance payments in the amount of $12,500 per month for the period beginning on September 1, 2010 and ending on July 1, 2011.  We also reimbursed $1,426.75 in business expenses and allowed Mr. Ide to retain a computer, Blackberry and iPhone.  Finally, except as provided below, Mr. Ide agreed not to sell or transfer any of the Company’s securities (with the exception of certain permitted transfers, such as for estate planning purposes) until June 30, 2011.  Mr. Ide is permitted to sell up to 22,500 shares of common stock per month and, during the first four 30-day periods following his agreed lock-up, he may exercise a warrant and sell up to 11,875 shares of common stock.  Mr. Ide is also permitted to transfer 100,000 shares of common stock to his former spouse in conjunction with the dissolution of his marriage.  We have released Mr. Ide from any and all claims we may have had against him relating to his employment.

On September 7, 2010, we granted to Paul R. Arena, our current Chief Executive Officer, Principal Financial Officer and a director, an option to purchase 1 million shares of our common stock at an exercise price of $1.47 per share.  The right to purchase the common stock vested on the date that the average 30-day closing price of our common stock was at least $3.25, which occurred on or about January 24, 2010.  The value of this option on the date of grant was $537,289.

On November 30, 2010, we granted to John Devlin, a director, a warrant to purchase 152,361 shares of our common stock at an exercise price of $2.44 per share.  The term of the warrant is 3 years.  The value of the warrant on the date of grant was $190,357

Certain of our current officers and directors have employment agreements with us.  See the section of this prospectus titled “Executive Compensation” for a discussion of these agreements.

Director Independence

With the exception of Mr. Arena and Mr. Crawford, all of our remaining directors are independent, as that term is defined under the rules of the NASDAQ Capital Market.

SELLING STOCKHOLDERS

We are registering shares of common stock owned by the selling stockholders and shares of common stock that may be acquired by them upon exercise of warrants they own.  The common stock and warrants were acquired in a private placement that closed on February 14, 2011.  The private placement was conducted under Regulation D of the Securities Act with a limited number of accredited investors.  A more complete description of this offering is included at the section of this prospectus titled “Summary” at page 3 of this Registration Statement.

With the exception of Mr. Donald Stout, one of our directors, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of March 15, 2011, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  For the table below, ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a selling stockholder exercises sole or shared voting or investment powers, or of which a selling stockholder has a right to acquire ownership at any time within 60 days of March 15, 2011.  The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling stockholder transfers his or her interest in the common stock or the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  With the exception of Mr. Patrick J. Retzer, who is an affiliate of a broker-dealer, none of the selling stockholders are or were affiliated with registered broker-dealers.  Mr. Retzer purchased the securities as an investment and has represented to us that he has no agreements or understandings, directly or indirectly, with any person to distribute the Company’s shares.  See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Selling Stockholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering(1)

Alice Ann Corporation (2)	15,625	15,625 (12)	0
Capital Ventures International (3)	312,500	312,500 (13)	0
David R. Wilmerding, III	1,073,622	500,000 (14)	573,622	*
Dennis D. Gonyea (27)	15,625	15,625 (12)	0
Donald or Mary Stout, Trustees f/b/o D. Stout and M. Stout Rev. Trust (4)	60,417	43,750 (15)	16,667	*
Dorothy J. Hoel (27)	15,625	15,625 (12)	0
DRW Securities, LLC (5)	375,000	375,000 (16)	0
Empery Asset Master, Ltd. (6)	125,000	125,000 (17)	0
Gary A. Bergren (27)	15,625	15,625 (12)	0
Hartz Capital Investments, LLC (6)	125,000	125,000 (17)	0
Hubert G. Phipps	229,650	31,250 (18)	198,400	*
John Seabern	62,500	62,500 (19)	0
Jon C. Baker	1,091,122 (26)	83,750 (20)	1,007,372
Jon Christopher Baker Family, LLC (7)	1,007,372	608,750 (21)	398,622	*
Micro PIPE Fund, LLC (8)	38,465	38,465 (22)	0
Patrick J. Retzer and Lauri M. Retzer Living Trust u/a/d 7/20/2001 (9)	1,524,877	473,750 (23)	1,051,127
Preventive Cardiovascular Nurses Association (10)	31,250	31,250 (18)	0
Retzer Fund I, LP (11)	827,252	276,250 (24)	551,002	*
Robert G. Allison (27)	31,250	31,250 (18)	0
Robert J. Evans	62,500	62,500 (19)	0
Stephen Aiello	62,600	62,500 (19)	0
Theodore Green and Dr. Debra Benech	93,750	93,750 (25)	0
Wallace Family Trust u/t/d 7/28/1999 (12)		62,500 (19)

TOTAL		3,462,215

* Indicates less than 1%.
(1) Based on 69,061,415 shares outstanding on March 11, 2011.
(2) The person with voting and investment control over the securities held by Alice Ann Corporation is Perkins Capital Management Inc.
(3) The person with voting and investment control over the securities held by Capital Ventures International is Heights Capital Management Inc. through Martin Kobinger, Investment Manager.
(4) The persons with voting and investment control over the securities held by the D. Stout and M. Stout Revocable Trust are Donald E. Stout and Mary Stout.

(5) The persons with voting and investment control over the securities held by DRW Securities, LLC are Donald Wilson, Jr., Jeffrey Levoff and Ilan Huberman.
(6) The persons with voting and investment control over the securities held by Empery Asset Master, Ltd. and Hartz Capital Investments, LLC are Martin Hoe and Ryan Lane.  Mr. Hoe and Mr. Lane disclaim beneficial ownership over these securities.
(7) The person with voting and investment control over the securities held by Jon Christopher Baker Family, LLC is Jon C. Baker.
(8) The person with voting and investment control over the securities held by Micro PIPE Fund, LLC is David Mickelson.
(9) The persons with voting and investment control over the securities held by Patrick J. Retzer and Lauri M. Retzer Living Trust are Patrick J. Retzer and Lauri M. Retzer.
(10) The person with voting and investment control over the securities held by Preventive Cardiovascular Nurses Association is Perkins Capital Management Inc.
(11) The person with voting and investment control over the securities held by Retzer Fund I, LP is Patrick J. Retzer.
(12) Mr. Allison has assigned voting and investment power over these securities to Perkins Capital Management Inc.
(12) Includes 12,500 shares of common stock and a warrant for the purchase of 3,125 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(13) Includes 250,000 shares of common stock and a warrant for the purchase of 62,500 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(14) Includes 400,000 shares of common stock and a warrant for the purchase of 100,000 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(15) Includes 35,000 shares of common stock and a warrant for the purchase of 8,750 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(16) Includes 300,000 shares of common stock and a warrant for the purchase of 75,000 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(17) Includes 100,000 shares of common stock and a warrant for the purchase of 25,000 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(18) Includes 25,000 shares of common stock and a warrant for the purchase of 6,250 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(19) Includes 50,000 shares of common stock and a warrant for the purchase of 12,500 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(20) Includes 67,000 shares of common stock and a warrant for the purchase of 16,750 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(21) Includes 487,000 shares of common stock and a warrant for the purchase of 121,750 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(22) Includes 30,722 shares of common stock and a warrant for the purchase of 7,693 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(23) Includes 379,000 shares of common stock and a warrant for the purchase of 94,750 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(24) Includes 221,000 shares of common stock and a warrant for the purchase of 55,250 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(25) Includes 75,000 shares of common stock and a warrant for the purchase of 18,750 shares of common stock.  The warrant has a term of 5 years and an exercise price of $4.00.
(26) This amount includes 885,622 shares of common stock and warrants to purchase 121,750 shares of common stock that are owned by the Jon Christopher Baker Family, LLC.  Mr. Baker is the managing member of this entity and has voting and investment control over these securities.  The Jon Christopher Baker Family, LLC is also a selling stockholder in this offering.
(27) These individuals have transferred voting and investment control of these securities to Perkins Capital Management Inc.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders.  Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents.  Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices.  The shares may be sold by one or more of, or a combination of, the following:

·
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

·	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

·	ordinary brokerage transactions and transactions in which the broker solicits purchases;

·	through options, swaps or derivatives;

·	in privately negotiated transactions;

·	in making short sales or in transactions to cover short sales;

·	put or call option transactions relating to the shares; and

·	any other method permitted under applicable law.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).  The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders.  The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions.  The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.  We have agreed to indemnify each of the selling stockholders and each selling stockholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

·	the name of each such selling stockholder and of the participating broker-dealer(s);

·	the number of shares involved;

·	the initial price at which the shares were sold;

·	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

·	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

·	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares.  The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (more than 5%)

The following table sets forth certain information, as of March 11, 2011, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our common stock, (2) each of our directors, (3) each Named Executive Officer, and (4) all of our directors and executive officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of March 11, 2011.  Except as otherwise indicated, and subject to applicable community property laws, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.  Applicable percentage ownership in the following table is based on 69,316,131 shares of common stock outstanding as of March 15, 2011 plus, for each individual, any securities that individual has the right to acquire within 60 days of March 15, 2011.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Class

Executive Officers and Directors

Common Stock	Paul R. Arena, Chief Executive Officer, Principal Financial Officer and director	1,927,086(3)	2.78

Common Stock	Phillip C. Rapp, Jr., officer	235,410(4)	.34

Common Stock	Shelly J. Meyers, director	1,822,722(5)	2.63

Common Stock	John M. Devlin, director	737,099 (6)	1.06

Common Stock	James G. Crawford, director	2,474,502(7)	3.57

Common Stock	Todd E. Wilson, director	80,667(8)	.12

Common Stock	David W. Reese, director	16,667 (9)	.02

Common Stock	Donald E. Stout, director	60,417 (10)	.09

	All directors and officers as a group	7,354,570	10.61

Beneficial Owners of More than 5% of our Common Stock

	Not applicable	N/A

*Less than 1%.
(1) Unless otherwise indicated, the address of the beneficial owner is c/o Augme Technologies, Inc., 43 West 24th Street, 11th Floor, New York, New York 10010.
(2) Percentage based upon 69,061,415 shares of our common stock outstanding as of March 11, 2011.
(3) Mr. Arena holds an option to purchase 2,000,000 shares of common stock of which the right to purchase 833,336 shares has vested, an option to purchase 1,000,000 shares of common stock of which is fully vested and, a warrant to purchase 12,500 shares of common stock of which is fully has vested.  He also holds owns a total of 81,250 shares of common stock included in the table.
(4) Mr. Rapp holds an option to purchase 500,000 shares of common stock of which the right to purchase 83,334 shares has vested, an option to purchase 75,000 shares of common stock of which the right to purchase 2,084 shares has vested and, a warrant to purchase 50,000 shares of common stock of which is fully has vested.  He also holds owns a total of 100,000 shares of common stock.
(5) Ms. Meyers holds an option to purchase 6,000 shares of common stock of which the right to purchase 500 shares has vested, an option to purchase 483,333 shares of common stock of which the right to purchase 80,556 shares has vested, she also holds an option to purchase 300,000 shares of common stock of which the right to purchase 75,000 shares has vested, and an option to purchase 6,000 shares of common stock, no part of which has vested. and, through Palisades Management, LLC, an entity controlled by her, she holds a warrant to purchase 1,750,000 shares of common stock of which the right to purchase 1,166,666 shares has vested.  She also holds an option to purchase 6,000 shares of common stock, no part of which has vested. Ms. Meyers has voting power over 9,500 shares of common stock.
(6) Mr. Devlin holds a fully vested warrant to purchase 300,000 shares of common stock, a warrant to purchase 228,541 shares of common stock of which the right to purchase 114,271 shares of common stock has vested, a fully vested warrant to the purchase of 152,361 shares of common stock, an option to purchase 150,000 shares of common stock, of which the right to purchase 29,167 shares has vested; an option to purchase 6,000 shares of common stock, of which the right to purchase 500 shares has vested; and an option to purchase 100,000 shares of common stock of which the right to purchase 25,000 shares has vested.  Mr. Devlin also holds an option to purchase 100,000 shares of common stock, no part of which has vested and an option to purchase 6,000 shares of common stock, no part of which has vested. He also holds owns a total of 115,800 shares of common stock included in the table.
(7) Mr. Crawford holds an option to purchase 125,000 shares of common stock of which is fully vested holds an option to purchase 250,000 shares of common stock of which the right to purchase 166,680 shares has vested, an option to purchase 100,000 shares of common stock of which the right to purchase 19,446 shares has vested, he also holds an option to purchase 75,000 shares of common stock of which has 2,084 shares has vested, he holds a warrant to purchase 761,804 shares of common stock of which the right to purchase 380,902 shares has vested.  He also holds owns a total 1,780,390 shares of common stock.

(8) Mr. Wilson holds an option to purchase 6,000 shares of common stock of which the right to purchase 1,000 shares has vested; an option to purchase 6,000 shares of common stock of which the right to purchase 500 shares has vested;  an option to purchase 300,000 shares of common stock of which the right to purchase 75,000 shares has vested, an option to purchase 25,000 shares of common stock of which the right to purchase 4,167 shares has vested.
(9) On January 4, 2011 Mr. Reese received a stock option grant, effective on January 10, 2011, for the purchase of 300,000 shares of common stock at an exercise price of $2.85 per share.  The right to purchase the common stock vests at the rate of 1/36th per month and, to date, the right to purchase 16,667 shares has vested.  The option has a term of 5 years.  In addition, Mr. Reese will receive quarterly stock option grants, which began on February 28, 2011, equal to 6,000 shares per quarter so long as he continues to be a member of the board on the last day of the quarter.  The options will have an exercise price equal to the 20-day trailing average closing price of the stock (from the last day of the quarter) with respect to the quarter for which the grant relates.  The options have a term of 5 years and the right to purchase the common stock vests at the rate of 1/36th per month.
(10) On January 4, 2011 Mr. Stout received a stock option grant, effective on January 10, 2011, for the purchase of 300,000 shares of common stock at an exercise price of $2.85 per share.  The right to purchase the common stock vests at the rate of 1/36th per month and, to date, the right to purchase 16,667 shares has vested.  The option has a term of 5 years.  In addition, Mr. Stout will receive quarterly stock option grants, which began on February 28, 2011, equal to 6,000 shares per quarter so long as he continues to be a member of the board on the last day of the quarter.  The options will have an exercise price equal to the 20-day trailing average closing price of the stock (from the last day of the quarter) with respect to the quarter for which the grant relates.  The options have a term of 5 years and the right to purchase the common stock vests at the rate of 1/36th per month.  Also, the D. Stout and M. Stout Revocable Trust owns 35,000 shares of our common stock and has a warrant to purchase an additional 8,750 shares of our common stock.  Mr. Stout and his spouse, Mary, are trustees of the trust and have voting and investment control of the securities owned by it.

CHANGE OF CONTROL

To our knowledge, there are no present arrangements or pledges of securities of our company that may result in a change in control.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are registering shares of our common stock.  We are presently authorized under our Certificate of Incorporation to issue 100,000,000 shares of common stock $.0001 par value per share.  The following description of our common stock is only a summary and is subject to and qualified by our Certificate of Incorporation, as amended, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Delaware.

Provisions in our Certificate of Incorporation that may Delay, Defer or Prevent a Change of Control

Article Seven of our Certificate of Incorporation requires that our board be classified or “staggered”, meaning that our board of directors is divided into 3 classes, with each class serving for a period of 3 years.  This provision will make it difficult for someone to obtain control of our Company, because even if that stockholder acquires all or a majority of our shares of common stock, they will not gain immediate control of a majority of the board because members must first serve their terms.  It would take two or more annual meetings to gain control of our board.

Article Seven of our Certificate of Incorporation also requires a vote of two-thirds of the voting power of all outstanding voting shares to remove all of the directors without cause.  Furthermore, Article Nine of our Certificate of Incorporation requires a vote of two-thirds of the voting power of all outstanding voting shares to alter, amend or repeal either Article Seven or Article Nine.  The requirement of a supermajority vote will make it exceedingly difficult to remove the members of our board without cause.  Due to the supermajority requirement, it will also be exceedingly difficult to alter, amend or repeal Article Seven or Article Nine.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.  We have a “staggered” board, which means that our directors are divided into 3 classes.  Each class serves a term of 3 years.

Dividends

Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of the liquidation, dissolution or winding up of our business, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock we may decide to issue in the future.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “GCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Eight of our Certificate of Incorporation (“Article Eight”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Eight also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the GCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Eight further states that the liability of our directors shall be eliminated or limited to the fullext extent permitted by the GCL, as amended.

Under Article Eight and Article 6 of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Co.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We did not hire any expert or counsel on a contingent basis who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.  Richardson & Patel LLP, our legal counsel, has given an opinion regarding certain legal matters in connection with this offering of our securities.

EXPERTS

The financial statements included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus.  This prospectus does not contain all of the information included in the registration statement.  For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits.  Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  You can read our filings, including the registration statement of which this prospectus is a part, over the Internet at the Security and Exchange Commission’s website at www.sec.gov.  You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$1,551.58
Printing fees and expense	$3,500.00
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$8,500.00
Transfer agent and registrar fees and expenses	$500.00
Miscellaneous	$500.00
Total	$44,551.58

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “GCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper).  The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Pursuant to Article Eight of our Certificate of Incorporation (“Article Eight”), we are authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to us, our stockholders and others.

Article Eight also states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except of any matter in respect of which such director shall be liable under Section 174 of the GCL or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.  Article Eight further states that the liability of our directors shall be eliminated or limited to the fullext extent permitted by the GCL, as amended.

Under Article Eight and Article 6 of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), shall be indemnified and held harmless by us and we are required to advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL.  These rights are not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption afforded under Section 4(2) of the Securities Act.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions.  Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On February 14, 2011, we completed a $9,001,759 financing transaction with 24 investors.  The investors purchased units of our securities at $3.25 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase one-quarter of one share of our common stock.  The aggregate units purchased in the financing consisted of 2,769,772 shares of our common stock and warrants to purchase up to 692,443 shares of our common stock.  The warrants have a term of 5 years and have an exercise price of $4.00 per share. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

On November 30, 2010, we completed a $2,000,000 financing transaction with 14 investors.  The investors purchased units of our securities at $2.00 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock.  The aggregate units purchased in the financing consisted of 1,000,000 shares of our common stock and warrants to purchase up to 500,000 shares of our common stock.  The warrants have a term of 3 years and have an exercise price of $2.50 per share. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

On August 31, 2010, completed a $2,000,000 financing transaction with 21 investors.  The investors purchased units of our securities at $1.00 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock.  The aggregate units purchased in the financing consisted of 2,000,000 shares of our common stock and warrants to purchase up to 1,000,000 shares of our common stock.  The warrants have a term of 3 years and have an exercise price of $1.25 per share. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

Also in August 2010, we issued 55,000 shares of common stock to Asset Group Management, LLC, which represented the shareholders of World Talk Radio, Inc., which we acquired in March, 2007.  The common stock represented consideration payable to the shareholders of World Talk Radio, Inc. in conjunction with the Company’s acquisition of the business of World Talk Radio, Inc.

In July 2010 we approved the issuance to seven individuals of which two are directors of ours, Ms. Meyers and Mr. Devlin for 990,345 warrants in the aggregate and one is a director and employee of ours, Mr. Crawford for 761,804 warrants and two are employees of ours, Mr. Nate Bradley and Mr. Sean Bradley for 1,523,608 warrants in the aggregate and one is a former employee of ours, Mr. Spenard for 761,804 warrants and one is a consultant providing services to the Company, C & H Capital for 761,804 warrants providing services to the Company to purchase an aggregate of 4,799,365 shares of Common Stock at an exercise price of $1.00 per share, vested fifty-percent immediately upon the date of grant and fifty-percent one-year after the date of grant with a five-year expiration period. The options were issued in connection with the execution of employment separation agreements with us. The shares were issued without registration under the Securities Act in reliance upon the exemptions from registration set forth in Section 4(2).

In June 2010, we issued a total of 100,000 shares of common stock to one institution, Dana, LLC in exchange for a $100,000 investment in the Company.  We also issued to the institution a 3-year warrant exercisable for an aggregate 50,000 shares of our common stock at $1.25 per share.

Also on June 24, 2010, we granted to Anthony Iacovone, our Chief Innovative Officer, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also on June 24, 2010, we granted to Jim Crawford, a director, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also on June 24, 2010, we granted to Nathaniel Bradley, our Chief Technology Officer, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also on June 24, 2010, we granted to David Ide, our former Chief Strategy Officer, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vested on the grant date.

Also on June 17, 2010, we granted to James Lawson, our former Chief Legal Officer, an option to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests as to 50% of common stock immediately and 50% at March 15, 2011.

   Also on June 8, 2010, we agreed to issue to Paul R. Arena, who is an officer and director, a grant of five-year options to purchase 2,000,000 shares of our common stock at an exercise price of $1.00 per share.  Vesting of these options will occur according to the following schedule: the right to purchase 500,000 shares vested immediately upon grant, the right to purchase 1,500,000 shares vests one-thirty sixth per month over a three year period starting on June 8, 2010. We will also issue an aggregate 225,000 restricted shares of our common stock according to the following schedule: 6,250 shares will be issued at the end of each thirty-day period during the initial term of Mr. Arena’s Employment Agreement and for his participation in securing either cumulative revenues in any fiscal year, an intellectual property agreement related settlement agreement, intellectual property related license agreement except for licenses entered into in the ordinary course of business, or an asset sale during the period of employment (each a "Stock Acceleration Event"), we will, for each $10 million that we receive as a result of any Stock Acceleration Event, issue 75,000 restricted shares of common stock, which will reduce by the same amount the balance of undelivered shares owed as part of the issuance of an aggregate 225,000 shares.  We also sold to Mr. Arena 25,000 restricted shares of our common stock at $1.00 per share for an aggregate purchase price of $25,000 and a 3-year warrant exercisable for an aggregate 12,500 shares of our common stock at $1.25 per share.

Also on June 8, 2010, we granted to Todd E. Wilson, a director, an option to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also on June 8, 2010, we granted to John Devlin, Jr., a director, an option to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also on June 8, 2010, we granted to Shelly Meyers, a director, an option to purchase 300,000 shares of our common stock at an exercise price of $1.00 per share.  The term of the option is 5 years.  The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

Also in June 2010, we approved the issuance of 1,500,000 warrants to Bernard Kossar and 150,000 warrants to R. Jerry Falkner for providing services to the Company to purchase shares of Common Stock at an exercise price of $1.00 per share.  Of which 150,000 warrants vested immediately and 250,000 warrants vest every ninety days for one year after the date of grant with a five-year expiration period. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2).

Also in June 2010, we issued to Palisades Management a warrant for the purchase of 1,750,000 shares of common stock in exchange for services provided to us.  The exercise price is $1.75 per share.  The right to purchase 1,166,667 shares vested immediately upon the date of grant and the right to purchase the remaining 583,333 shares vests one-year after the date of grant.  The warrant has a term of 5 years.

Also in June 2010, we agreed to issue options for the purchase of 795,000 shares of common stock to 18 individuals who are employees of the Company and options for the purchase of 200,000 shares of common stock to David Ide, former director, and Jim Crawford, director, of the Company.  The options have an exercise price of $1.00 per share and a term of 5 years. The right to purchase the common stock vests at 1/36 per month of common stock at the end of each month for the first 3 years following the date of the grant.

In January 2010, we completed a $2,000,000 financing transaction with Calm Waters Partnership.  The investor purchased units of our securities at $1.50 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase one-half of one share of our common stock.  The aggregate units purchased in the financing consisted of 1,333,333 shares of our common stock and warrants to purchase up to 666,667 shares of our common stock.  The warrants have a term of 2 years and have an exercise price of $3.00 per share. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

In November 2009, we issued 157,564 shares of common stock in connection with the exercise of warrants for $22,059 in cash to SBCH Charitable Foundation. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

In October 2009, we issued 896,042 shares of common stock in connection with the exercise of warrants for $318,559 in cash to 5 institutions and 3 individuals. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

Also in October 2009, we sold 43,478 shares of common stock at $1.15 per share for $50,000 in cash to SBCH Charitable Foundation. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in October 2009, we sold 160,000 shares of common stock at $2.50 per share for $400,000 in cash to Equity Trust Thomas Berlin, IRA. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

In September 2009, we sold 43,478 shares of common stock at $1.15 per share for $50,000 in cash to SBCH Charitable Foundation. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in September 2009, we issued 272,060 shares of common stock in connection with the exercise of warrants for $53,309 in cash to one institution and one individual.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

In August 2009, we issued 53,000 shares of common stock in connection with the exercise of warrants for $13,250 in cash to C & H Capital.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in August 2009, we issued 147,060 shares of common stock in connection with the exercise of warrants for $22,059 in cash to SBCH Charitable Foundation.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in August 2009 we issued 25,000 shares of common stock in connection with the exercise of warrants for $6,250 in cash to Jason Assad.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in August 2009, we issued 8,000 shares of common stock in connection with the exercise of warrants for $9,200 in cash to B2 Solutions.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also on August 3, 2009, we entered into an employment agreement with Scott Russo, our former Chief Operating Officer.  Pursuant to the employment agreement, Mr. Russo received a grant of options to purchase 350,000 shares of our common stock at an exercise price of $3.90 per share as to 250,000 shares and $1.63 as to 100,000 shares.  The options had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.

In July 2009, we issued 75,000 shares of common stock in connection with the exercise of warrants for $75,000 in cash to Dana LLC.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in July 2009, we sold 130,434 shares of common stock at $1.15 per share for $150,000 in cash to Beryl Zyskind. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in July 2009, we sold 240,000 shares of common stock at $2.50 per share for $600,000 in cash to Beryl Zyskind. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also on July 15, 2009, we entered into an employment agreement with James Lawson, our former Chief Legal Officer.  Pursuant to the employment agreement, Mr. Lawson received a grant of options to purchase 350,000 shares of our common stock at an exercise price of $3.90 per share as to 250,000 shares and $1.63 per share as to 100,000 shares.  The options had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.

In June 2009, we sold 28,571 shares of common stock at $1.75 per share each for $99,998 in cash in the aggregate to Michael Devlin and Robert Devlin, respectively. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

Also in June 2009, we issued 100,000 shares of common stock in connection with the exercise of warrants for $100,000 in cash to Dana LLC.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in June 2009, we sold 43,478 shares of common stock at $1.15 per share for $50,000 in cash to Beryl Zyskind. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

In May 2009, we sold 80,000 shares of common stock at $1.25 per share for $100,000 in cash to Beryl Zyskind. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in May 2009, we issued a total of 509,833 shares of common stock in connection with the exercise of warrants at $0.15 per share for $76,475 in cash to Celeste Mannis.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in May 2009, we issued 100,000 shares of common stock in connection with the exercise of warrants for $25,000 in cash to James McCaughey.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in May 2009, we sold 142,858 shares of common stock to an accredited investor at $1.75 per share for $250,000 in cash to Seaside 88 LP. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also on May 19, 2009, we entered into an employment agreement with Mark Severini, our former Chief Executive Officer.  Pursuant to the employment agreement, Mr. Severini received a grant of an option to purchase 500,000 shares of our common stock at an exercise price of $1.69 per share.  The option had a term of 10 years and the right to purchase the shares vested in equal increments over a period of 36 months.  The number of options shares was reduced to 400,000 in conjunction with the execution of a Separation and Release Agreement dated June 8, 2010.

During the fiscal quarter period ended May 31, 2009, we issued an aggregate of 169,362 shares in connection with the cashless exercise of options.

In April 2009, we sold 240,000 shares to Mark Salser , Cathy Salser and Stephen Salser at $1.25 per share for consideration of $300,000 in cash in the aggregate to. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

Also in April 2009, we issued 40,000 shares of common stock in connection with the exercise of warrants for $20,000 in cash to George Redheffer.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor

In March 2009, we issued 84,000 shares of common stock in connection with the exercise of warrants for $42,000 in cash to Dana LLC.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to an accredited investor.

Also in March 2009, we issued 300,000 shares of common stock to Jay Stulberg at $.25 each and we issued 3,000 shares of common stock to Karen Lea Dana at $.25 in connection with the exercise of options for $75,750 in cash.  The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

In July and August 2008, we issued 40,000 shares of common stock to David A. Hagelstein Revocable Living Trust, we issued 80,000 shares of common stock to Byron Rosenstein MD, we issued 20,000 shares of common stock to Kirk G. Wilson, we issued 20,000 shares of common stock to David Steinberg IRA, we issued 20,000 shares of common stock to Cesar V. Sandoval Revocable Trust, and we issued 20,000 shares of common stock to Alexander McCullough IRA each at $1.25 per share for consideration of $250,000 in cash. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

In April 2008, we issued 80,000 shares of common stock to M. Horne and J. Horne Trust at $1.25 per share and we issued 320,000 shares of common stock to G. Kilfoyle Family Trust at $1.25 per share for consideration of $500,000 in cash. The shares were issued without registration under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) to accredited investors.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

AUGME TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	November 30,	February 28,
	2010	2010
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$657,584	$1,617,573
Accounts receivable, net of allowance for
doubtful accounts of $74,783and $63,747, respectively	1,073,276	115,747
Stock subscriptions receivable	400,000	-
Prepaid expenses and other current assets	201,848	79,133

Total current assets	2,332,708	1,812,453

Property and equipment net of accumulated depreciation of
$965,453and $733,241, respectively	664,239	464,690
Goodwill	13,106,969	13,106,969
Intangible assets, net of accumulated amortization of
$1,977,392and $1,456,679, respectively	3,932,786	4,442,187
Deposits	27,450	27,450

TOTAL ASSETS	$20,064,152	19,853,749

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,026,121	$879,584
Accrued liabilities	246,458	362,193
Deferred revenue, current	396,160	222,345
Total current liabilities	1,668,739	1,464,122

Long-term deferred revenue	12,930	11,691

Total liabilities	1,681,669	1,475,813

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized;
61,734,440 and 57,256,750 shares issued and
outstanding, respectively	6,173	5,726
Additional paid-in capital	52,372,736	45,846,778
Accumulated deficit	(33,996,426)	(27,474,568)
Total stockholders' equity	18,382,483	18,377,936

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,064,152	$19,853,749

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended
	November 30,	November 30,
	2010	2009
REVENUE	$853,169	$71,132

COST OF REVENUES:
Production and service delivery costs	361,349	28,349

GROSS PROFIT	491,820	42,776

OPERATING EXPENSES:
Selling, general, and administrative	3,064,546	1,297,543
Depreciation and amortization	261,209	280,481

Total operating expenses	3,325,755	1,578,024

LOSS FROM OPERATIONS	(2,833,935)	(1,535,241)

OTHER INCOME
Interest income/(expense)	7	(590)
Loss on derivative instruments	0	(158,588)

LOSS FROM CONTINUING OPERATIONS	(2,833,928)	(1,377,243)

DISCONTINUED OPERATIONS:

LOSS FROM DISCONTINUED OPERATIONS	-	(381,005)

NET LOSS	$(2,833,928)	$(1,758,248)
BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(.05)	$(.02)
Loss from discontinued operations	$	$(.00)
NET LOSS PER SHARE – basic and diluted	$(.05)	$(.03)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	60,412,028	52,979,068

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Nine Months Ended
	November 30,	November 30,
	2010	2009

REVENUE	$1,858,208	$149,334

COST OF REVENUES:
Production and service delivery costs	846,387	199,110

GROSS PROFIT	1,011,821	(49,781)

OPERATING EXPENSES:
Selling, general, and administrative	6,780,777	3,297,252
Depreciation and amortization	752,925	641,603

Total operating expenses	7,533,702	3,938,855

LOSS FROM OPERATIONS	(6,521,881)	(3,988,631)

OTHER INCOME
Interest income/(expense)	23	(980)
Loss on derivative instruments	0	(389,864)

LOSS FROM CONTINUING OPERATIONS	(6,521,858)	(4,379,475)

DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(599,555)
LOSS FROM DISCONTINUED OPERATIONS	-	(599,555)

NET LOSS	$(6,521,858)	$(4,979,030)
BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(0.11)	$(.02)
Loss from discontinued operations	$	$(.00)
NET LOSS PER SHARE – basic and diluted	$(.11)	$(.07)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	58,549,934	49,347,095

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE NINE MONTHS ENDED NOVEMBER 30, 2010
(UNAUDITED)

	Common Stock		Paid-in	Accumulated	Stockholders
	Shares	Amount	Capital	Deficit	Equity
Balances, February 28, 2010	57,256,750	$5,726	$45,846,778	$(27,474,568)	$18,377,936
Common stock issued for cash for:
Option /Warrants exercise	4,106,579	409	4,279,350		4,279,759
Common stock issued for:
Cashless option exercise	371,111	38	(38)
Employee stock option expense			1,835,962		1,835,962
Warrant expense			410,684		410,684
Net loss				(6,521,858)	(6,521,858)
Balances, November 30, 2010	61,734,440	$6,173	$52,372,736	$(33,996,426)	$18,382,483

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	NINE MONTHS ENDED
	November 30,		November 30,
	2010		2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(6,521,858)	$(4,979,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		752,925	890,680
Bad debt expense			109,651
Stock option expense		2,246,655	680,657
Stock issued for services			429,617
Stock issued for settlement			285,001
Warrants granted for services			63,258
Loss on derivative instruments			389,864
Changes in operating assets and liabilities:
Receivables		(1,357,529)	478,876
Prepaid expenses and other current assets		(122,715)	(29,013)
Accounts payable and accrued expenses		30,802	(420,038)
Deferred revenue		175,054	(349,948)
Net cash used in operating activities		(4,796,666)	(2,450,164)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment		(207,271)	(172,413)
Capitalization of Software Development Costs		(235,802)
Purchase of assets from New Aug, LLC			(324,000)
Cash paid for patent defense costs			(185,262)
Net cash used in investing activities		(443,073)	(681,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock		2,261,000	2,049,997
Proceeds received from the exercise of warrants			753,752
Proceeds received from the exercise of stock options		2,018,750	75,750
Payments on related party note payable			(15,574)
Payments on Capital lease obligation			(1,350)
Net cash provided by financing activities		4,279,750	2,862,575

NET CHANGE IN CASH AND CASH EQUIVALENTS		(959,989)	(269,264)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD		1,617,573	374,696
CASH AND CASH EQUIVALENTS, END OF PERIOD		$657,584	$105,432

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$		$
Income taxes paid		16,752	-
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
Stock issued for New Aug, LLC assets			(13,832,002)
Shares issued for patent defense			443,145
Derivative reclassification to equity			938,334
Stock Issued for Radio Pilot assets			122,000
Note payable issued for purchase of assets	$		$24,215

See accompanying notes to the consolidated financial statements

AUGME TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Augme Technologies, Inc. ("Augme", “we”, “our”, or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Augme's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on June 1, 2010.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. Certain prior year amounts have been reclassified to be consistent with the current period classification.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended February 28, 2010 as reported in Form 10-K have been omitted.

Revenue Recognition Policy

Upon completion and execution of a Master Service Agreement or Statement of Work (the "SOW") is booked into the accounting system. If the SOW is to be completed in 1 year the entry is Debit Accounts receivable and credit deferred revenue in current assets and liabilities, respectively. If the SOW extends over a year then the short term portion, less than a year is booked as short term and the long term portion or over a year is booked as such.

Revenue is recognized and reclassified from Deferred revenue to current period income depending on the type of revenue. Implementation and set up fees are bookedupon signature or upon mobilization to start work on the project. Campaign fees are incurred monthly and recognized over the term of the contract. Software license fees are recognized over the term of the SOW on a prorate basis.

NOTE 2 – EQUITY TRANSACTIONS

COMMON STOCK:

During the nine months ended November 30, 2010, Augme completed the following common stock transactions:

Issued 50,000 common shares in connection with the exercise of options for $12,500.

Issued 170,227 common shares in connection with the cashless exercise of options.

Issued 225,000 common shares in connection with an employment agreement.

Issued 937,500 common shares and had 1,062,500 common shares pending issuance in connection with a private placement financing of unaffiliated individuals and investors.

Issued 1,000,000 common shares in connection with a private placement financing to both affiliated and unaffiliated individuals and entities.

Issued 300,000 common shares in connection with the exercise of options for $186,000 to an ex-officer of the Company.

Issued 56,522 common shares in connection with the exercise of a warrant to an unaffiliated individual.

STOCK OPTIONS:

As of November 30, 2010, there was $8,116,774 of unamortized stock option expense, which is expected to be amortized through February 2016.

The summary of activity for Augme's stock options is presented below:

	Number of Options	Weighted Average Exercise Price

Options outstanding at February 28, 2010	5,258,415	$1.51
Granted	7,399,333	1.79
Exercised	(530,227)	$0.59
Forfeited	(100,000)	$0.25
Cancelled/Expired	(140,428)	$0.25
Options outstanding at November 30, 2010	11,887,093	$1.54
Options exercisable at November 30, 2010	4,490,164	$1.54

Exercise price per share of options outstanding	$0.25-3.90

Weighted average remaining contractual lives	4.42

The intrinsic value of the exercisable options at November 30, 2010 was $4,769,155.

WARRANTS:

As of November 30, 2010 there was $1,609,209 of unamortized expense, which is expected to be expensed through November 2013.

The summary of activity for Augme's warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price

Warrants outstanding at February 28, 2010	5,663,011	$1.60
Granted	9,699,365	$0.88
Cancelled/Expired	(1,600,178)	$1.26
Warrants Exercised	(56,522)	$1.15
Warrants outstanding at November 30, 2010	13,705,676	$1.38
Warrants exercisable at November 30, 2010	13,518,019	$1.38

Price per share of warrants outstanding	$0.50-4.00

Weighted average remaining contractual lives	3.42

The intrinsic value of the exercisable warrants at November 30, 2010 was $15,215,326.

NOTE 3 - DISCONTINUED OPERATIONS

On December 31, 2009, the Company entered into to a binding letter of intent with World Talk Radio, LLC (“WTR”), an Arizona limited liability company, regarding the disposition of certain assets and liabilities related to the Internet Radio operations based in Tempe, AZ.

On February 25, 2010, the Company and WTR executed the final Asset Purchase Agreement in connection with the binding letter of intent.

As consideration for the sale of the assets of the Internet Radio operations, the Company will receive a perpetual royalty as a percentage of gross revenue collected by WTR, based on the following schedule:

January 1, 2010 – March 31, 2010	- 5% of Gross revenues collected
April 1, 2010 – June 30, 2010	- 10% of Gross revenues collected
July 1, 2010 – June 30, 2015	- 15% of Gross revenues collected
July 1, 2015 and after	- 5% of Gross revenues collected

Management evaluated the future royalty payments and determined the cash flows are indirect. Management then performed an evaluation under FASB ASC 205-20 and determined there was no significant continuing involvement by Augme in the operations of the disposed Internet Radio component. Augme does not retain an interest and there are no existing contracts that would allow Augme to influence the operating or financial policies of the Internet Radio component.

Pursuant to accounting rules for discontinued operations, we have included the results for the comparable prior reporting period to present the activity related to the Internet Radio operations as a discontinued operation.  Discontinued operations for the three months ended November 30, 2009 are summarized as follows:

For the Quarter Ended
November 30, 2009
Revenues	$312,002

Cost of revenues	168,075
Operating expenses	524,932

Income (loss) from discontinued operations before income taxes	$(381,005)

NOTE 4 - PRIOR YEAR ACQUISITION

Acquisition of New Aug, LLC: On July 14, 2009, the Company completed the acquisition of one hundred percent (100%) of the business and assets of New Aug, LLC, a provider of a web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers through traditional print advertising channels.  The results of New Aug, LLC’s operations, which now represents our AD LIFE™ operating division, have been included in the consolidated financial statements of the Company since that date.

The results of this acquisition are included in the consolidated financial statements from the date of acquisition. The following table presents the pro forma statements of operations obtained by combining the historical consolidated statements of operations of the Company and New Aug, LLC for the nine months ended November 30, 2010 giving effect to the merger as if it occurred on March 1, 2009:

Nine Months Ended November 30
2010

Pro forma revenues	$78,614
Pro forma net loss	(1,627,901)
Pro forma weighted average common shares	49,266,301
Pro forma basic and diluted net loss per share	$(0.03)

NOTE 5 – SUBSEQUENT EVENTS

In December 2010, we issued 752,727 restricted common shares to one individual that exercised 1,500,000 cashless warrants. The shares are subject to a 6 month lock up provision, followed by a ensuing sale restriction of 50,000 shares per month for the following 6 months.

In January 2011, we received approximately $2,346,208 for the exercise of 1,388,667 warrants. We have issued 666,667 restricted common shares to one institution and have pending issuance 732,000 restricted common shares to five individuals and two institutions.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 Augme Technologies, Inc. (formerly Modavox, Inc.)
 New York, NY

We have audited the accompanying consolidated balance sheets of Augme Technologies, Inc. (formerly Modavox, Inc.) as of February 28, 2010 and 2009, and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years ended February 28, 2010, February 28, 2009 and February 29, 2008. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Augme is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Augme’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Augme Technologies, Inc. as of February 28, 2010 and February 28, 2009, and the consolidated results of its operations and its cash flows for the three years ended February 28, 2010, February 28, 2009 and February 29, 2008 in conformity with accounting principles generally accepted in the United States of America.

MaloneBailey, LLP
Houston, Texas
www.malonebailey.com
June 1, 2010

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.)
CONSOLIDATED BALANCE SHEETS
	February 28,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,617,573	$374,696
Accounts receivable, net of allowance for
doubtful accounts of $63,747 and $436,273, respectively	115,747	373,965
Prepaid expenses and other current assets	79,133	30,816
Current assets of discontinued operations	-	444,871
Total current assets	1,812,453	1,224,348

Property and equipment, net of accumulated depreciation of
$733,241 and $449,266, respectively	464,690	508,258
Goodwill	13,106,969	386,746
Software and patents, net of accumulated amortization of
$1,456,679 and $899,417 , respectively	4,442,187	1,548,272
Deposits	27,450	348,000
Long-term assets of discontinued operations	-	1,398,329
TOTAL ASSETS	$19,853,749	$5,413,953

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$879,584	$1,059,242
Accrued liabilities	362,193	605,653
Deferred revenue	222,345	-
Related party note payable	-	15,574
Current liabilities of discontinued operations	-	846,350
Total current liabilities	1,464,122	2,526,819

Long-term deferred revenue	11,691	-

Total liabilities	1,475,813	2,526,819

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 100,000,000 shares authorized;
57,256,750 and 44,863,064 shares issued and
outstanding, respectively	5,726	4,486
Additional paid-in capital	45,846,778	21,347,573
Accumulated deficit	(27,474,568)	(18,464,925)
Total stockholders' equity	18,377,936	2,887,134

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,853,749	$5,413,953

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
		Years Ended
	February 28,	February 28,	February 29,
	2010	2009	2008

REVENUE	$339,901	$337,327	$743,044

COSTS OF REVENUES (Excluding depreciation): Production of service delivery costs	492,838	215,412	563,414
Operating Expenses
Selling, general, and administrative	5,580,743	3,271,453	2,945,525
Depreciation and amortization	841,280	541,950	383,687
Impairment	-	729,000	-
Lease termination expense	-	489,845	-

Total operating expenses	6,422,023	5,032,248	3,329,212

LOSS FROM OPERATIONS	(6,574,960	(4,910,333	(3,149,582

OTHER INCOME (EXPENSES)
Interest income (expense), net	(1,343	9,221	(153,995
Loss on derivatives	(335,820	-	-
Impairment of subscription receivable	-	-	(395,649

LOSS FROM CONTINUING OPERATIONS	(6,912,123	(4,901,112	(3,699,226

DISCONTINUED OPERATIONS:
Income (loss) from discontinued operations	(588,214	(424,398	395,221
Loss on sale of discontinued operations	(878,162	-	-
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(1,466,376	(424,398	395,221

NET LOSS	$(8,378,499)	$(5,325,510	$(3,304,005

BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(0.14)	$(0.12)	$(0.10
Income (loss) from discontinued operations	$(0.03)	$(0.01)	$0.01
NET LOSS PER SHARE – basic and diluted	$(0.16)	$(0.13)	$(0.09
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	50,980,171	41,874,738	37,979,062

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED FEBRUARY 28, 2010, 2009 AND FEBRUARY 29, 2008

	Common Stock		Additional			Total
	Number		Paid-in	Stock	Accumulated	Shareholders'
	of Shares	Total	Capital	Subscription	Deficit	Equity

Balances, March 1, 2007	36,069,203	$3,607	$14,318,067	$(402,808)	$(9,835,410)	$4,083,456

Common stock issued for purchase of World Talk Radio assets	900,000	90	1,259,910	-	-	1,260,000
Common stock issued for:
Cash	2,022,376	202	851,181	(100,000)	-	751,383
Services	650,000	65	468,435	-	-	468,500
Common stock issued for warrant cashless exercise	140,140	14	(14)	-	-	-
Common stock issued for settlement of accounts payable	61,881	6	55,687	-	-	55,693
Employee stock option expense	-	-	141,796	-	-	141,796
Warrants granted for services	-	-	289,571	-	-	289,571
Impairment of subscription receivable	-	-	-	395,649	-	395,649
Net loss	-	-	-	-	(3,304,005)	(3,304,005)
Balances, February 29, 2008	39,843,600	3,984	17,384,633	(107,159)	(13,139,415)	4,142,043

Common stock issued for:
Cash	3,177,801	318	1,672,035	-	-	1,672,353
Services	50,000	5	87,495	-	-	87,500
Common stock issued for warrant cashless exercise	99,353	10	(10)	-	-	-
Common stock issued for option cashless exercise	952,310	95	(95)	-	-	-
Common stock issued to placement agent	60,000	6	(6)	-	-	-
Common stock issued for purchase of Avalar assets	150,000	15	277,485	-	-	277,500
Common stock issued for deposit on purchase of New Augme	200,000	20	347,980	-	-	348,000
Contingent shares issued for purchase of WTR assets	30,000	3	52,497	-	-	52,500
Common shares issued for termination of lease agreement	300,000	30	551,970	-	-	552,000
Employee stock option expense	-	-	888,653	-	-	888,653
Warrants granted for services	-	-	84,936	-	-	84,936
Proceeds from subscription receivable	-	-	-	107,159	-	107,159
Net loss	-	-	-	-	(5,325,510)	(5,325,510)
Balances, February 28, 2009	44,863,064	4,486	21,347,573	$-	(18,464,925)	2,887,134

Common stock issued for:
Cash	2,514,201	251	4,049,745	-	-	4,049,996
Services	246,467	25	510,292	-	-	510,317
Patent defense costs	705,103	70	1,326,164	-	-	1,326,234
Litigation settlement	75,000	8	284,993	-	-	285,001
Common stock issued for:
Option exercise	323,000	32	80,718	-	-	80,750
Warrant Exercise	3,829,886	383	1,319,831	-	-	1,320,214
Common stock issued for:
Cashless option exercise	1,102,593	112	(112)	-	-	-
Cashless warrant exercise	30,769	3	(3)	-	-	-
Purchase of New Aug, LLC assets	3,466,667	346	13,831,655	-	-	13,832,001
Purchase of Radio Pilot – escrowed shares	100,000	10	121,990	-	-	122,000
Employee Stock Option Expense	-	-	1,667,739	-	-	1,667,739
Warrant Expense	-	-	339,229	-	-	339,229
Derivative instruments - Cumulative effect of change in accounting principle	-	-	(68,798)	-	(631,144)	(699,942)
Settlement of derivative liabilities	-	-	1,035,762	-	-	1,035,762
Net loss	-	-	-	-	(8,378,499)	(8,378,499)
Balances, February 28, 2010	57,256,750	$5,726	$45,846,778	$-	$(27,474,568)	18,377,936

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.(FORMERLY MODAVOX, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	February 28,		February 29,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,378,499)	$(5,325,510)	$(3,304,005)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	841,280	541,951	383,687
Bad debt expense	67,503	203,816	120,665
Common stock issued for termination of lease	-	552,000	-
Common stock issued for services	510,317	87,500	468,500
Common stock issued for settlement	285,001	-	-
Impairment of goodwill	-	729,000	-
Impairment of subscription receivable	-	-	395,649
Loss on sale of discontinued operations	878,162	-	-
Loss on disposal of fixed assets	-	1,746	-
Loss on derivative instruments	335,820	-	-
Stock option expense	1,667,739	888,653	141,796
Warrants granted for services	339,229	84,936	289,571
Changes in operating assets and liabilities:
Receivables	215,715	(371,731)	192,602
Prepaid expenses and other current assets	(48,317)	(12,797)	(3,904)
Other assets	(27,450)	-	-
Accounts payable and accrued expenses	(362,923)	708,035	-
Deferred revenue	178,619	-	-
Net cash used in continuing operations	(3,497,804)	(1,912,401)	(1,315,439)
Net cash provided by discontinued operations	118,688	683,860	294,273
NET CASH USED IN OPERATING ACTIVITIES	(3,379,116)	(1,228,541)	(1,021,166)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(240,449)	(313,104)	(232,088)
Purchase of assets from New Aug, LLC	(324,000)	-	-
Cash paid for purchase of intangible assets	-	(50,476)	(27,163)
Patent defense cost	(248,944)	(353,000)	-
Net cash used in continuing operations	(813,393)	(716,580)	(259,251)
Net cash used in discontinued operations	-	(88,986)	(57,841)
NET CASH USED IN INVESTING ACTIVITIES	(813,393)	(805,566)	(317,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock issued for cash	4,049,996	1,672,353	751,383
Proceeds from subscription receivable	-	107,159	-
Proceeds received from the exercise of warrants	1,320,214	-	-
Proceeds received from the exercise of stock options	80,750	-	-
Payments on line of credit	-	(19,590)	(410)
Net proceeds from (payments on) related party note payable	(15,574)	(8,293)	23,867
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,435,386	1,751,629	774,840

NET CHANGE IN CASH AND CASH EQUIVALENTS	1,242,877	(282,478)	(563,418)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	374,696	657,174	1,220,592
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,617,573	$374,696	$657,174

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Cumulative adjustment to retained deficit for derivative liabilities	$699,942	$-	$-
Settlement of derivative liabilities	1,035,762	-	-
Stock issued for purchase of assets from New Aug, LLC	13,832,001	-	-
Stock issued for patent defense	1,326,234	-	-
Issuance of accrued Radio Pilot common stock	122,000	-	-
Stock issued for purchase of assets from Avalar	-	277,500	-
Contingent shares issued for purchase of World Talk Radio	-	52,500	-
Contingent shares issued for purchase of Avalar	-	122,000	-
Stock issued for placement agent services	-	6	-
Stock issued for deposit on acquisition of New Augme	-	348,000	-
Stock issued for purchase of World Talk Radio	-	-	1,260,000
Stock issued for subscription receivable	-	-	100,000
Stock issued for settlement of accounts payable	-	-	55,693

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC. (FORMERLY MODAVOX, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Augme Technologies, Inc. (formerly Modavox, Inc.) (“we”, “our”, or the “Company”) is a Delaware corporation headquartered in New York, New York. We are a provider of technology and services in interactive media marketing platforms that enable marketers and agencies to seamlessly integrate brands, promotions, video and digital content through the power of the internet and mobile communications.  Our intuitive new media marketing platforms give companies the control they need to quickly create, deploy and measure rich-media, interactive marketing campaigns across all networks and devices.  Campaigns built on Augme marketing platforms condense the customer loyalty cycle by delivering personalized brand experience to customers where they work, play and live.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  The Company regularly evaluates estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates.  Significant estimates relate to allowances for tax assets, the use of the Black-Scholes pricing model for valuing stock option and common stock warrant issuances, estimates of future cash flows used to evaluate impairment of long-lived assets, the period in which revenues should be recorded, and the collectability of accounts receivable.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its controlled subsidiaries.  Equity investments in which the Company exercises significant influence, but does not control and is not the primary beneficiary, are accounted for using the equity method of accounting.  Investments in which the Company does not exercise significant influence over the investee are accounted for using the cost method of accounting.  Intercompany transactions are eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Revenue Recognition

The Company provides access to its AD LIFE™ mobile marketing platform and services through term license fees, support fees, and mobile marketing campaign fees.  The contracts generally include multiple elements as part of the overall service delivery and revenues are generally recognized over the term of the contract.  The Company also offers professional services related to the strategy and execution of mobile marketing campaigns.  Professional services revenue is recognized as the services are performed as these services have value on a standalone basis, do not involve unique acceptance criteria and have a fair value that can be obtained as the other services are generally sold without professional services.

Revenue from the Company’s digital video platform and ad delivery platform is based upon the terms of individual contracts and includes revenue from the production and delivery of online media content, revenue from the creation of custom software for online content delivery functionality, fees for hosting websites, and fees for producing online advertising content for third party and company websites.

Contracts may include single deliverables such as production and delivery of media content, hosting, fees from content retention or fees from online advertising content, or may include multiple deliverables such as custom software creation, audio production, and delivery of online media content or hosting. Revenues from single delivery contracts for the production and delivery of online media content and hosting are recorded pro rata over the term of the media content production and delivery or hosting period.  Multiple deliverable contracts are evaluated based on authoritative guidance to determine whether they meet the separation criterion for recognition of each deliverable as a separate unit.

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and the Company has demonstrated its capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recorded pro rata over the term of the production and content delivery or hosting period.

Fees for producing interactive advertising content are based upon a fee for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Fees from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Fees representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Stock-Based Compensation

The Company applies the fair value recognition provisions for all stock-based payments granted or modified on or subsequent to March 1, 2006 in accordance with authoritative guidance. Under this guidance, the Company records compensation costs over the requisite service period of the award based on the grant-date fair value. The straight-line method is applied to all grants with service conditions.

Loss per Share

In accordance with authoritative guidance, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period, assuming full dilution. As of February 28, 2010, there were potentially dilutive securities of options exercisable into 2,399,622 shares of common stock, and warrants exercisable to purchase 5,384,195 shares of common stock.  However, the computation of diluted earnings per share does not assume conversion or exercise of securities that would have an anti-dilutive effect on the calculation of earnings per share as the inclusion of these outstanding warrants and stock options would be anti-dilutive. Accordingly, diluted net loss per share and basic net loss per share are identical for each of the periods in the accompanying consolidated statements of operations.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash, accounts receivable, obligations under accounts payable and accrued expenses. The carrying amount of cash, accounts payable and accrued expenses approximates fair value because of the short maturity of those instruments.

The Company applies the authoritative guidance in measuring assets and liabilities that are carried at fair value.  The guidance defines fair value, establishes a framework for measuring fair value, and provides required disclosures about fair value measurements.

Fair value under the authoritative guidance is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. The guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined are as follows:

•
Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

•
Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

•
Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

Accounts Receivable

The Company’s accounts receivable balances are due from customers throughout the United States. Credit is extended based on evaluation of a customer’s financial condition and, generally, collateral is not required. Based on the nature of the contract, our billing terms are such that a certain percentage is billed at the time of the contract and then at various time intervals or through the length of the agreement, which are generally up to twelve months.

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. Our allowance for doubtful accounts was $63,747 and $436,273 as of February 28, 2010 and February 28, 2009, respectively.

Property and Equipment

Property and equipment consists primarily of software, office and computer equipment, furniture, fixtures and leasehold improvements and is stated at cost less accumulated depreciation. Depreciation is recorded on a straight-line basis over the estimated useful lives of the assets ranging from 3 to 7 years. Depreciation expense was $284,017, $223,578, and $122,334 for the years ended February 28, 2010 and 2009 and February 29, 2008, respectively.

Property and equipment consisted of the following at February 28, 2010 and February 28, 2009:

	2010	2009
Furniture	$43,374	$70,607
Computers, software, production equipment	1,081,410	1,033,368
Phone systems	30,687	30,687
Leasehold improvements	38,460	38,460
Total	1,197,931	957,524
Accumulated depreciation	(733,241)	(449,266)
Net	$464,690	$508,258

The Company capitalizes the costs of developing software for internal use or to be sold, leased or otherwise marketed in accordance with authoritative guidance. These costs include both purchased software and internally developed software. Costs of developing software are expensed until technological feasibility has been established. Thereafter, all costs are capitalized and are carried at the lower of unamortized cost or net realizable value. Internally developed and purchased software costs are generally amortized over three years.

Goodwill, Intangible Assets, and Long-lived Assets

Goodwill represents costs in excess of fair values assigned to the underlying net assets acquired. The Company follows authoritative guidance with respect to the accounting for business combinations, goodwill and other intangible assets, and the impairment or disposal of long-lived assets .   This guidance requires the use of the purchase method of accounting for business combinations, sets forth the accounting for the initial recognition of acquired intangible assets and goodwill and describes the accounting for intangible assets and goodwill subsequent to initial recognition. Under these provisions, goodwill is not subject to amortization and an annual review is required for impairment. The impairment test is based on a two-step process involving (i) comparing the estimated fair value of the related reporting unit to its net book value and (ii) comparing the estimated implied fair value of goodwill to its carrying value. Impairment losses are recognized whenever the implied fair value of goodwill is less than its carrying value. The Company's annual impairment testing date is February 28.

The Company recognizes an acquired intangible asset apart from goodwill whenever the intangible asset arises from contractual or other legal rights, or when it can be separated or divided from the acquired entity and sold, transferred, licensed, rented or exchanged, either individually or in combination with a related contract, asset or liability. Such intangibles are amortized over their useful lives. Impairment losses are recognized if the carrying amount of an intangible asset subject to amortization is not recoverable from expected future cash flows and its carrying amount exceeds its fair value.

The Company reviews its long-lived assets, including property and equipment, identifiable intangibles, and goodwill annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows will be less than the carrying amount of the assets. See Note 6 for the impairment recorded by the Company for the year ended February 28, 2010, 2009 and February 29, 2008.

When incurring legal costs to sue other parties for infringing on the Company’s patents, or in defending against claims by other parties that our patents are not valid, the Company capitalizes those legal costs as additional costs of the patent where the Company determines that a favorable outcome from the litigation is probable.  If the Company is ultimately unsuccessful, the costs are charged to expense. For legal costs that are capitalized, the value of any award received upon successful resolution of the legal action will first be recorded as a reduction of the capitalized legal costs, with any excess recorded as income.  For the years ended February 28, 2010 and 2009, the Company capitalized $1,575,178 and $353,000, respectively, of legal costs related to our lawsuit against Tacoda and Yahoo as the Company has determined that a favorable outcome is probable.

Software and patents consisted of the following at February 28, 2010 and February 28, 2009:

	Useful Life in
	Months	2010	2009

Software	36 to 84	$2,084,393	$2,084,393
Trademarks and patents	55	1,938,473	363,296
Identifiable intangible assets:
Customer relationships	72	950,000	-
Acquired technology	60	670,000	-
Non-compete agreement	36	212,000	-

Acquired trade name	24	44,000	-
Total		5,898,866	2,447,690
Accumulated amortization		(1,456,679)	(899,417)

Net		$4,442,187	$1,548,273

During the years ended February 28, 2010 and 2009 and February 29, 2008, the Company recorded amortization expense on intangible assets of $557,263, $318,372, and $105,416, respectively.

Deferred Revenue

Amounts billed or collected in advance of the period in which the related product or service qualifies for revenue recognition are recorded as deferred revenue.

The Company relieves the deferred revenue balance and records revenue when the service has been performed in accordance with the Company’s revenue recognition policy.

Income Taxes

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of income taxes currently due plus deferred income taxes related to timing differences between the basis of certain assets and liabilities for financial statement and income tax reporting. Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

Recent Accounting Pronouncements

In September 2009, the FASB issued authoritative guidance on revenue arrangements with multiple deliverables that are not covered by software revenue guidance. This guidance provides another alternative for establishing fair value for a deliverable when vendor specific objective evidence or third-party evidence for deliverables in an arrangement cannot be determined. Under this guidance, companies will be required to develop a best estimate of the selling price for separate deliverables. Arrangement consideration will need to be allocated using the relative selling price method as the residual method will no longer be permitted. This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption is permitted. The Company is currently evaluating the impact, if any, of this guidance on its consolidated financial statements.

In May 2009, the FASB issued authoritative guidance establishing general standards of accounting and disclosure for events that occur after the balance sheet date but before the financial statements are issued. This new standard was effective beginning with the Company’s second quarter financial reporting and did not have a material impact on the Company’s consolidated financial statements

In June 2008, the FASB issued authoritative guidance requires all derivatives to be recorded on the balance sheet at fair value.  Fair value for securities traded in the open market and derivatives are based on quoted market prices.  Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates.  The pricing model the Company used for determining fair values of its derivatives is the Black-Scholes option-pricing model.  Valuations derived from this model are subject to ongoing internal and external verification and review.  The model uses market-sourced inputs such as interest rates, exchange rates and option volatilities.  Selection of these inputs involves management’s judgment and may impact net income.  All of the securities underlying the Company’s derivatives were exercised during the fiscal year ended February 28, 2010, and, therefore, no derivative liability is reported on the balance sheet as of February 28, 2010.

NOTE 3 – DISCONTINUED OPERATIONS

On December 31, 2009, the Company entered into to a binding letter of intent with World Talk Radio, LLC (“WTR”), an Arizona Limited Liability Company, regarding the disposition of certain assets and liabilities related to the Internet Radio operations based in Tempe, AZ.

On February 25, 2010, the Company and WTR executed the final Asset Purchase Agreement in connection with the Binding Letter of Intent.

As consideration for the sale of the assets of the Internet Radio operations, the Company will receive a perpetual royalty as a percentage of gross revenue collected by WTR, based on the following schedule:

January 1, 2010 – March 31, 2010	- 5% of Gross revenues collected
April 1, 2010 – June 30, 2010	- 10% of Gross revenues collected
July 1, 2010 – June 30, 2015	- 15% of Gross revenues collected
July 1, 2015 and after	- 5% of Gross revenues collected

Since the proceeds from the sale of the Internet Radio operations is contingent on future revenue collected, we were required to record the net asset sold to WTR as a loss on the sale of discontinued operations, which amounted to $878,162.  However, all future royalty payments received will be reported as a gain on the sale of discontinued operations in the period received.

Management evaluated the future royalty payments and determined the cash flows are indirect. Management then performed an evaluation under FASB ASC 205-20 and determined there was no significant continuing involvement by Augme in the operations of the disposed Internet Radio component. Augme does not retain an interest and there are no existing contracts that would allow Augme to influence the operating or financial policies of the Internet Radio component.

Pursuant to accounting rules for discontinued operations, we have classified fiscal year 2010 and prior reporting periods to present the activity related to the Internet Radio operations as a discontinued operation. Discontinued operations for the twelve months ended February 28, 2010, 2009, and February 29, 2008 are summarized as follows:

	For the Year Ended
	February 28, 2010	February 28, 2009	February 29, 2008
Revenues	$1,571,014	$2,326,614	$2,074,650

Cost of revenues	489,721	489,274	361,662
Operating expenses	1,669,507	2,261,737	2,108,209

Income (loss) from discontinued operations before income taxes	$(588,214)	$(424,397)	$395,221

NOTE 4 – DERIVATIVE INSTRUMENTS

In June 2008, the FASB ratified ASC 815-15, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“ASC 815-15”). ASC 815-15, “Accounting for Derivatives and Hedging Activities” (“ASC 815-15”),  specifies that a contract that would otherwise meet the definition of a derivative, but is both (a) indexed to its own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. ASC 815-15 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock, including evaluating the instrument’s contingent exercise and settlement provisions, and thus able to qualify for the ASC 815-15 scope exception. It also clarifies the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. ASC 815-15 is effective for the first annual reporting period beginning after December 15, 2008, and early adoption is prohibited.

Initially, Augme evaluated all of its financial instruments and determined that 382,359 warrants associated with two July 2004 financings qualified for treatment under ASC 815-15 and adjusted its financial statements to reflect the adoption of the ASC 815-15 as of March 1, 2009. The fair value of these warrants were reclassified as of March 1, 2009 in the amount of $699,942 from additional paid in capital to derivative liability and the cumulative effect of the change in accounting principle in the amount of $631,144 was recognized as an adjustment to the opening balance of retained earnings. During the year ended February 28, 2010, all 382,359 of these warrants were exercised for common stock. An aggregate loss since March 1, 2009 on the warrants of $335,820 and a reduction of the derivative liability of $1,035,762 were recorded on the settlement dates.

All of these warrants were exercised during the fiscal year.  The fair values of the warrants on March 1, 2009 were estimated using the following assumptions:

March 1, 2009
Expected volatility	75% - 95%
Expected term	5 - 11 months
Risk free rate	0.44% - 0.72%
Expected dividends	-
Fair value	$699,942

NOTE 5 – BUSINESS COMBINATIONS

Acquisition of New Aug, LLC: On July 14, 2009, the Company completed the acquisition of one hundred percent (100%) of the business and assets of New Aug, LLC, a provider of a web-based marketing platform that provides marketers, brands and advertising agencies the ability to create, deliver, manage and track interactive marketing campaigns targeting mobile consumers through traditional print advertising channels.  The results of New Aug, LLC’s operations, which now represents our AD LIFE™ operating division, have been included in the consolidated financial statements of the Company since that date.

The aggregate purchase price was $14,505,000, which consisted of $14,180,000 in stock and $325,000 in cash.  The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed with the excess purchase price being allocated to goodwill. The allocation of the purchase price to intangible assets and goodwill was based on an independent valuation.  The following table summarizes the allocation of the purchase price:

Consideration:
Cash paid	$325,000
Common stock issued to New Aug, LLC’s Member’s	14,180,000

Total purchase price	$14,505,000

Allocation of purchase price:
C Cash	$1,000
Accounts receivable	25,000
Accounts payable	(61,806)
Deferred revenue	(55,417)
Intangible assets	1,876,000
Goodwill	12,720,223

Total net assets acquired	$14,505,000

The following table reflects the final fair value off the acquired identifiable intangible assets and related useful lives:

	Fair value	Useful life
		(In years)
Customer relationships	$950,000	6
Acquired technology	670,000	5
Non-compete agreement	212,000	3
Acquired trade name	44,000	2

Total intangible asset value	$1,876,000

The results of this acquisition are included in the consolidated financial statements from the date of acquisition. The following table presents the pro forma statements of operations obtained by combining the historical consolidated statements of operations of the Company and New Aug, LLC for the fiscal years ended February 2010, 2009 and 2008, giving effect to the merger as if it occurred on March 1 of each year:

	Year Ended February 28,
	2010	2009	2008

Pro forma revenues	$411,199	$411,481	$857,515
Pro forma net loss	(8,809,820)	(5,641,727)	(3,345,361)
Pro forma weighted average common shares	52,857,949	45,541,405	41,645,729
Pro forma basic and diluted net loss per share	$(0.17)	$(0.12)	$(0.08)

NOTE 6 - ASSET PURCHASES

On March 1, 2007, The Company purchased certain equipment and intangible assets from World Talk Radio, LLC (WTR), a San Diego based internet talk radio company, for 900,000 shares of common stock valued at $1,260,000 based upon the market price at the date of purchase. The purchase agreement provided that another 100,000 common shares be retained in escrow for one year after the March 1, 2008.  As of February 29, 2008, 30,000 common shares have been released and recorded at a fair value of $52,500.  During the fiscal year, 15,000 of the escrow common shares were cancelled pursuant to a clause in the Brento lease termination agreement (See note 9 for more details).  The remaining 55,000 have been accrued for as of February 28, 2009 at a fair value of $96,250.  In addition, the Company incurred $25,138 of fees associated with the transaction. The Company valued the purchased property and equipment at $35,000 and certain intangible assets, consisting of the trade name, domain name and various archived internet radio programs at $1,250,138. At the time of the purchase, WTR had two employees and minimal operating activity. In addition, the technology, marketing, and operating activities were abandoned and replaced with a Company version.  As a result, the Company accounted for this transaction as an asset purchase and not an acquisition of a business.

In May 2008, the Company purchased certain assets (RadioPilot) from Avalar, Inc., a Washington based internet radio software developer to enhance the Company’s current BoomBox® Radio offering.  The Company acquired the internet radio assets and enhancement platform for 250,000 shares and $50,000 cash. The purchase provides the Company with all of the intangible assets and no liabilities of Avalar. These shares were valued at their fair value of $1.85 per share for a share value of $277,500 for the 150,000 issued immediately, while the purchase agreement provides that the Company will hold in escrow 100,000 common shares for six months while the Company implements the software and integrates the systems. These shares have not been issued as of February 28, 2009.  An accrual has been set up for the future issuance of these 100,000 common shares at its fair value of $122,000.  At the time of the purchase, Avalar had one employee who will provide front line support of the system integration and texting through October 15, 2008. In addition, the technology, marketing, and operational activities, where they existed, were abandoned following integration and replaced with the Company versions. As a result, the Company accounted for the transaction as an asset purchase and not an acquisition of a business.

NOTE 7 – IMPAIRMENT OF GOODWILL AND INTANGIBLE ASSETS

At February 28, 2010, 2009 and February 29, 2008, the Company performed its annual review for impairment. This review was based upon the valuation approaches described in Note 2 – “Summary of Significant Accounting Policies—Goodwill, Intangibles and Long-Lived Assets”.

 On July 14, 2009, the Company acquired New Aug, LLC, now included in the AD LIFE™ division.   The Company accounted for this transaction using the purchase method of accounting for business combinations.  In the original purchase price allocation, the Company allocated $12,720,223 to Goodwill.  At February 28, 2010, the estimated fair value of the reporting unit was more than the carrying value of the reporting unit requiring no impairment.

On March 1, 2006, the Company acquired Kino Interactive Group, LLC, now included in the divisions.  The Company accounted for this transaction using the purchase method of accounting for business combinations.  In the original purchase price allocation, the Company allocated $1,115,746 to Goodwill.  At February 28, 2009, the estimated fair value of the reporting unit was less than the carrying value of the reporting unit requiring the Company to determine the implied fair value of the Goodwill.  The implied Goodwill was $386,746 resulting in impairment of Goodwill of $729,000, which is reflected in the consolidated statement of operations for the fiscal year ended February 28, 2009.  There was no impairment expense for Kino during the fiscal years ended February 28, 2010 and February 29, 2008.

NOTE 8 – INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

At February 28, 2010 and 2009, for federal income tax and alternative minimum tax reporting purposes, the Company had unused net operating losses available for carry forward to future years of approximately $13,780,000 and $7,332,000, respectively.  The benefits from carry forward of such net operating losses will expire in various years through 2030. The benefit could be subject to limitations if significant future ownership changes occur in the Company.  The Company has provided a valuation allowance for the full amount of its deferred tax assets because at February 28, 2010 and 2009 it is not more likely than not that any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards would be realized. Future utilization of the available net operating loss carryforward may be limited under Internal Revenue Code Section 382 as a result of changes in ownership that have or may result from the issuance of common stock, and from options and warrants for the purchase of common stock.

Deferred Tax Assets as of February 28, 2010 and February 28, 2009 are as follows:
	2010	2009

Deferred Tax Assets	$4,534,000	$2,566,000
Valuation Allowance	(4,534,000)	(2,566,000)
Net Deferred Tax Assets	-	-

NOTE 9 – RELATED PARTY DEBT

On February 28, 2009, the Company borrowed $15,574 from one of its officers. The loan is unsecured and due on demand with no stated interest rate. During the year ended February 28, 2010, the Company repaid the unsecured loan.

NOTE 10 – STOCKHOLDERS’ EQUITY

COMMON STOCK:

During fiscal year ended February 29, 2008, the Company completed the following transactions:

1)
Issued 900,000 common shares to purchase all of the intangible assets of World Talk Radio LLC, a San Diego based internet radio company.  These shares were valued at $1,260,000 based upon the market price at the date of purchase.

2)	Issued 2,022,376 common shares for cash of $751,383.

3)	Issued 650,000 common shares for services valued at $468,500.

4)	Issued 140,140 common shares to investors under cashless exercise of warrants.

5)	Issued 61,881 common shares with a fair value of $55,693 to settle accounts payable totaling $14,915 resulting in a loss of $40,778 on the settlement.

During the fiscal year ended February 28, 2009, the Company completed the following transactions:

1)	Issued 3,177,801 common shares for cash of $1,672,353.

2)	Issued 99,353 common shares to investors under cashless exercise of warrants.

3)	Issued 952,310 common shares to employees under cashless exercise of stock options.

4)	Issued 150,000 common shares to purchase the intangible assets of Avalar. These shares were valued at $277,500 based upon the market price at the date of purchase (see Note 4 for details).

5)
Issued 30,000 common shares with a fair value of $52,500 to World Talk Radio pursuant to contingent items that were completed.  The remaining 55,000 contingent shares have been accrued for as of August 31, 2008 with a fair value of $96,250. See Note 4 for details.

6)	Issued 50,000 common shares for services valued at $87,500.

7)	Issued 60,000 common shares to a placement agent for services related to a future equity offering.

8)	Issued 200,000 common shares to New Aug, LLC pursuant to an Asset Purchase Agreement. These shares were valued at their fair value of $348,000. See note 4 for details.

9)	Issued 300,000 common shares as lease termination fees. These shares were valued at their fair value of $552,000.

During the fiscal year ended February 28, 2010, the Company completed the following transactions:

1)	Issued 2,514,201 common shares for cash of $4,049,996.

2)	Issued 30,769 common shares to investors under cashless exercise of warrants.

3)	Issued 1,102,593 common shares in connection with the cashless exercise of stock options.

4)	Issued 3,829,886 common shares in connection with the exercise of warrants for cash of $1,320,214.

5)	Issued 323,000 common shares in connection with the exercise of options for cash of $80,750

6)	Issued 246,467 common shares for services valued at $510,317.

7)	Issued 705,103 common shares with a value of $1,326,234 for patent defense costs.

8)	Issued 75,000 common shares with a fair value of $285,001 for a litigation settlement.

9)	Issued the remaining 3,466,667 common shares with a fair value of $13,832,001 related to the purchase of the assets and business of New Aug, LLC.

10)	Issued the remaining 100,000 common shares with a fair value of $122,000 related to the purchase of certain assets from Radio Pilot in 2008.

STOCK OPTIONS:

The Company maintains stock incentive plans for its employees.

The 2002 Stock Incentive Plan provides for the grant to employees, officers, directors and consultants of options, stock appreciation rights, restricted shares, deferred shares and other stock based awards to purchase up to an aggregate of 400,000 shares of common stock. The stock based awards may consist of both incentive stock options and non-qualified options. To date, the Company issued 381,129 shares of common stock and no stock options under this Plan.

The 2004 Stock Plan provides for the grant to employees, including officers, directors and consultants of incentive stock options as well as non-qualified stock options and stock appreciation rights. The Stock Plan expires in March 2014 and is administered by the Board of Directors or the Compensation Committee thereof. A total of 2,000,000 shares are reserved for issuance under the Stock Plan.  To date, the Company issued 1,800,000 shares of common stock and no stock options under this Plan.

During the fiscal year ended February 29, 2008, the Company completed the following transactions:

1)	No options were granted and 600,000 prior period options were cancelled during the year.

During the fiscal year ended February 28, 2009, the Company completed the following transactions:

1)
Granted 1,732,296 options exercisable into unregistered shares of common stock at $1.50 per share to its employees. These options vest over 5 years and have a five year term. The fair value of the options on the grant date was $3,225,647. Variables used in the Black-Scholes option-pricing model, include (1) 1.99% risk-free interest rate (2) 5 years expected term, (3) expected volatility of 158%, and (4) zero expected dividends.

2)
Granted 427,342 options exercisable into unregistered shares of common stock at $0.55 per share to a former employee. The options originate from a 2006 agreement that has been under dispute and were considered to have a “Remote” chance to be issued.  It became probable that the Company would have to issue these options when the settlement agreement was signed in fiscal 2009.  These options have a life of 10 years, and vest immediately. The fair value of the options on the grant date was $764,168 and was recognized immediately. Variables used in the Black-Scholes option-pricing model, include (1) 1.79% risk-free interest rate (2) 5 years expected term, (3) expected volatility of 158%, and (4) zero expected dividends.

 During the fiscal year ended February 28, 2010, the Company completed the following transactions:

1)
Granted 300,000 options exercisable into unregistered shares of common stock at $1.69 per share to a consultant, who is also a former employee. These options vest over five years and have a five year term. The fair value of the options on the grant date was $1,068,779. Variables used in the Black-Scholes option-pricing model, include (1) 2.75% risk-free interest rate (2) four years expected term, (3) expected volatility of 116%, and (4) zero expected dividends.

2)
Granted 300,000 options exercisable into unregistered shares of common stock at $1.63 per share to certain employees.  These options vest over three years have a life of ten years. The fair value of the options on the grant date was $459,434. Variables used in the Black-Scholes option-pricing model, include (1) 1.23% risk-free interest rate (2) 6.5 years expected term, (3) expected volatility of 146%, and (4) zero expected dividends.

3)
Granted a total of 18,750 options exercisable into unregistered shares of common stock at $2.25 per share in two separate grants to a vendor of the Company.  These options were fully vested as of December 1, 2009 and have a five year term.  The fair value of the options on the grant date totaled $32,768.  Variables used in the Black-Scholes option-pricing model, include (1) risk-free interest rates ranging from 2.23% to 2.36% (2) 2.5 years expected term, (3) expected volatility ranging from 38% to 70%, and (4) zero expected dividends.

4)
Granted 300,000 options exercisable into unregistered shares of common stock at $1.36 per share to a director.  These options vest over three years have a life of ten years. The fair value of the options on the grant date was $381,216. Variables used in the Black-Scholes option-pricing model, include (1) 2.39% risk-free interest rate (2) 6.5 years expected term, (3) expected volatility of 148%, and (4) zero expected dividends.

5)
Granted 280,000 options exercisable into unregistered shares of common stock at $3.49 per share to certain employees.  These options vest over five years have a life of ten years. The fair value of the options on the grant date was $971,109. Variables used in the Black-Scholes option-pricing model, include (1) 2.29% risk-free interest rate (2) 7.5 years expected term, (3) expected volatility of 198%, and (4) zero expected dividends.

6)
Granted 750,000 options exercisable into unregistered shares of common stock at $3.90 per share to certain employees.  These options vest over three years have a life of ten years. The fair value of the options on the grant date was $2,795,210. Variables used in the Black-Scholes option-pricing model, include (1) 1.23% risk-free interest rate (2) 6.5 years expected term, (3) expected volatility of 156%, and (4) zero expected dividends.

The Company recognized $1,579,033, $876,604 and $141,796 for stock option expense during the fiscal years ended February 28, 2010 and 2009 and February 29, 2008, respectively. The stock option expense for each fiscal year is related to stock options granted in each respective year, as well as prior period grants.

A summary of stock option activity is as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Options	Price	(In Years)	Value

Balance at February 28, 2007	5,828,000	$0.33
Granted	-	$ N/A
Exercised	-	$ N/A
Cancelled	(600,000)	$0.31

Balance at February 29, 2008	5,228,000	$0.33	6.75
Granted	2,159,638	$1.31
Exercised	(952,310)	$0.06
Forfeited/Expired	(969,310)	$0.13

Balance at February 28, 2009	5,465,794	$0.74	5.67
Granted	1,948,750	$2.74
Exercised	(1,425,593)	$0.30
Cancelled	(130,500)	$0.25
Forfeited/Expired	(600,037)	$1.63

Balance at February 28, 2010	5,258,415	$1.51	5.20

Options exercisable at February 28, 2010	2,399,622	$0.87		$1,475,102

The aggregate intrinsic value was calculated based on the positive differences between the market value of the Company’s common stock on February 28, 2010 of $1.23 per share and the exercise prices of the exercisable options.

The exercise prices of options outstanding as of February 28, 2010 ranged from $0.25 to $3.90.  The weighted average fair value of options granted was $2.93 and $1.85 for the fiscal years ended February 28, 2010 and 2009, respectively.  There were no options granted during the fiscal year ended February 29, 2008.

STOCK WARRANTS:

During the fiscal year ended February 29, 2008, the Company completed the following transactions:

1)
Granted 500,000 warrants at an exercise price of $0.25 to a former corporate consultant. The warrants vest immediately and have a term of 5 years. The fair value of the warrants on the grant date was $110,036 all of which was expensed in fiscal 2008. Variables used in the Black-Scholes option-pricing model, include (1) 2.95% risk-free interest rate (2) 2.5 years expected term - using the simplified method pursuant to SAB 107, (3) expected volatility of 256%, and (4) zero expected dividends.

2)
In June 2007, we granted 300,000 warrants at an exercise price of $0.50 in connection with a common stock offering of $75,000 prior to February 28, 2007. The warrants vest immediately and have a term of 3 years. The relative fair value of the warrants is $63,848. Variables used in the Black-Scholes option-pricing model, include (1) 5.07% risk-free interest rate (2) 1.5 years expected term using the simplified method pursuant to SAB 107, (3) expected volatility of 143%, and (4) zero expected dividends.

3)
In November 2007, we granted 120,000 warrants at an exercise price of $1.15 to a former corporate consultant. The warrants vest immediately and have a term of 3 years. The fair value of the warrants on the grant date was $56,861 all of which was expensed in fiscal 2008. Variables used in the Black-Scholes option-pricing model, include (1) 2.92% risk-free interest rate (2) 1.5 years expected term - using the simplified method pursuant to SAB 107, (3) expected volatility of 81%, and (4) zero expected dividends.

4)
In November 2007, the Company modified certain warrants that were originally issued to purchasers of common stock in connection with their purchase of common stock by lowering the exercise price from $1.50 to $1.00. The change in the fair value of these warrants when measured immediately prior to and immediately after the modification, resulted in an increase of $73,727. No expense was recognized because these warrants were originally issued to purchasers of common stock in connection with a capital raise.

5)
In December 2007, the Company granted 50,000 warrants at an exercise price of $1.00 that vest immediately, 50,000 warrants at an exercise price of $1.00 that vest March 1, 2008, 100,000 warrants at an exercise price of $1.75 that vest ratably over 36 months, and 100,000 warrants at an exercise price of $2.00 that vest ratably over 36 months all to a corporate consultant. The warrants have a contractual term of 3 years. The fair value of the warrants on the grant date was $361,078 of which $122,674 was expensed in fiscal 2008. Variables used in the Black-Scholes option-pricing model, include (1) 3.15% to 3.51% risk-free interest rates (2) 2.5 to 4 years expected terms - using the simplified method pursuant to SAB 107, (3) expected volatilities of 135% to 173%, and (4) zero expected dividends.

6)
In January 2008, the Company granted 3,000,000 warrants at an exercise price of $1.25 that vest immediately in connection with an equity placement agent agreement. The fair value of the warrants on the grant date was $1,577,302. Variables used in the Black-Scholes option-pricing model, include (1) 2.61% risk-free interest rate (2) 3 years expected term - using the simplified method pursuant to SAB 107, (3) expected volatility of 83.68%, and (4) zero expected dividends. No expense was recognized because these warrants were originally issued to purchasers of common stock in connection with a capital raise.

7)	2,162,516 warrants were exercised by the investors during the year.

8)	The Company recognized $289,571 warrant related expense during the year.

During the fiscal year ended February 28, 2009, the Company granted 637,801 warrants at an exercise price of $0.20 pursuant to an anti-dilution clause from a warrant that originated in 2005. The warrants vest immediately.  These warrants were immediately exercised by the holder for cash of $117,353.  The Company sold 700,000 warrants for $275,000. These warrants were exercised by the investor immediately after the issuance.

During the fiscal year ended February 28, 2010, the Company granted 1,126,668 warrants exercisable into unregistered shares of common stock at exercise prices ranging from $2.50 to $4.00 per share to its investors in its common stock and 17,143 warrants exercisable at $3.80 to a placement agent for placement services. These warrants vest immediately and have a two year term. The relative fair value of the warrants on the grant date was $533,233 for the warrants that were issued to the stock for cash investors. Variables used in the Black-Scholes option-pricing model, include (1) risk-free interest rate ranging from 0.89% to 2.69% (2) two years contractual term, (3) expected volatility ranging from 71% to 158%, and (4) zero expected dividends.

During the fiscal year ended February 28, 2010, the Company granted 300,000 warrants exercisable into unregistered shares of common stock at $1.75 per share to an independent Director of the Company. The warrants vest over three years and have a term of ten years. The fair value of the warrants on the grant date was $979,631. Variables used in the Black-Scholes option-pricing model, include (1) 2.86% risk-free interest rate (2) 6.5 years expected term (3) expected volatility of 189%, and (4) zero expected dividends.

During the fiscal year ended February 28, 2010, the Company granted 1,400,000 warrants exercisable into unregistered shares of common stock at $0.50 per share to an investment broker. The broker will exercise the warrants and sell the common shares to investors with the proceeds going to the Company. No expense was recognized on these grants during the year ended February 28, 2010.

Additionally, during the fiscal year ended February 28, 2010, there were 1,409,247 of additional shares of common stock available underlying warrants previously granted as a result of antidilution provisions and adjustments to certain prior grants.  These warrants are accounted for as derivatives as described in Note 2 – “Summary of Significant Accounting Policies – Recent Accounting Pronouncements.”

The Company recognized $339,229,  $84,936, and $0 for warrant expense during fiscal years ended February 28, 2010 and 2009 and February 29, 2008, respectively, associated with a prior period grants of warrants.

The summary of activity for the Company’s stock warrants for the fiscal years ended February 28, 2010, 2009 and February 29, 2008 is presented below:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Options	Price	(In Years)	Value

Balance at February 28, 2007	5,015,304	$0.58
Granted	4,220,000	$1.10
Exercised	(2,162,516)	$0.44
Forfeited/Expired	(41,193)	$0.38

Balance at February 29, 2008	7,032,595	$0.89	2.24
Granted	1,337,801	$0.35
Exercised	(2,657,154)	$0.39
Forfeited/Expired	(223,403)	$0.60

Balance at February 28, 2009	5,489,839	$1.02	1.55
Granted	2,843,811	$1.71
Adjustments for antidilution provision	1,409,247	$0.62
Exercised	(3,860,655)	$0.54
Cancelled	(200,000)	$0.68
Forfeited/Expired	(19,231)	$1.50

Balance at February 28, 2010	5,663,011	$1.60	1.67

Warrants exercisable at February 28, 2010	5,384,195	$1.59		$541,536

The aggregate intrinsic value was calculated based on the positive differences between the market value of the Company’s common stock on February 28, 2010 of $1.23 per share and the exercise prices of the exercisable warrants.

The exercise prices of warrants outstanding as of February 28, 2010 ranged from $0.25 to $4.00.  The weighted average fair value of warrants granted was $0.47 and $1.10 for the fiscal years ended February 28, 2010 and February 28, 2009, respectively.  There were no warrants granted to non-investors during the fiscal year ended February 29, 2009.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal Proceedings and Claims

On December 29, 2009, two holders of Company Common Stock Purchase Warrant Agreements filed a lawsuit against the Company in the United States District Court for the Central District of California. The Complaint alleges Breach of Contract, Contractual Breach of the Implied Covenant of Good Faith and Fair Dealing, Declaratory Relief, and Injunctive Relief, related to certain Common Stock Purchase Warrant Agreements. Augme disagrees with the allegations contained in the Complaint and intends to vigorously defend the matter and otherwise enforce its rights with respect to the matter. Augme has retained counsel, is defending the matter, and as of June 1, 2010, the matter remains unresolved.

October 26, 2009, Movieland Classics, LLC, a former customer of Augme, filed an action for breach of contract, fraud and negligent misrepresentation alleging damages of $30,000 to $40,000.  Augme cross-complained for the $8,500 unpaid portion of the $13,500 contract. Augme takes the position that damages in the case are limited by the terms of the contract to the $5,000 paid.  The case is presently scheduled for mediation and discovery is underway.

In December 2008, the Company notified Sun Media Group, our Las Vegas landlord that our month to month relationship would cease as of January 1, 2009. In addition, we contacted Brento Corporation, our landlord in San Diego, and developed an agreement to terminate the remaining three year lease. The Company agreed to the issuance of 300,000 shares of common stock to terminate the lease agreement.  The 300,000 shares of common stock had a fair value of $552,000.   We also reversed $62,155 of deferred rent obligation that remained at the time of the lease termination.  This reversal was netted against the fair value of the common stock issued of $552,000.  The total lease termination expense at February 28, 2009 was $489,845.

During the year ended February 28, 2009, the Company received several demands from former employees and consultants requesting that the Company issue common stock and/or common stock warrants that purportedly were due based upon formal and informal agreements made by previous management for services allegedly rendered in 2005 and previous years. The Company has reviewed each demand as received, and has either rejected such requests or requested additional support for the demands as follows:

On September 4, 2007, a former Chief Executive Officer and Chairman began AAA arbitration proceedings against the Company in Atlanta, GA citing breach in the settlement agreement between both parties on March 21, 2006. On February 18, 2009, the Company settled the September 4, 2007 AAA arbitration. The settlement provides for a bleed out agreement for any and all shares issued to the former Chief Executive Officer & Chairman based on the options granted in 2005 and 2006. In addition, the settlement calls for the former Chief Executive Officer & Chairman to receive 1,488,156 stock options at an exercise price of $0.25 per share from the 2005 agreement and 427,342 stock options at an exercise price of $0.55 per share from the 2006 agreement.  The Company was required, and complied, to register the options underlining the options agreements. This matter has been resolved.

On March 20, 2008 a former investor began AAA arbitration proceedings seeking enforcement of terms pursuant to the former Chief Executive Officer and Chairman stock option assignment presumably in late 2007. Subsequent to February 28, 2009, the Company settled the March 20, 2008 AAA arbitration. The plaintiff forfeited 540,000 options under the assignment from the May 2005 options grant to the former Chief Executive Officer& Chairman. The total issuance to the plaintiff is 660,000 shares of the Company’s Common Stock. In addition, plaintiff is afforded the right to purchase the Company’s Common Stock over fifteen months with the shares restricted for no less than six months. This matter has been resolved.

On January 9, 2009, the Company was named as a defendant in a direct lawsuit filed by a group of six of the Company’s shareholders in the United States District Court, District of Arizona. The suit seeks injunctive relief and damages relating to allegedly fraudulent securities-related transactions during the period 2003 through 2005 undertaken and authorized by prior management, including the Company's former Chief Executive Officer and Chairman, Robert Arkin. The suit also claims that plaintiffs have suffered damages resulting from new management's handling of information learned from its investigation of prior management. The Company's response to the court was due on January 26, 2009. In fiscal year February 28, 2010, the Company issued 75,000 common shares to resolve this matter.  The common shares had a fair value of $285,000.

Operating Leases

 The Company currently leases space in two locations under noncancellable leases, with one of them expiring in 2011 and the other in 2012.

Total rent expense under operating leases was $144,398, $71,121, and $94,514 for the years ended February 28, 2010 and 2009, and February 29, 2008, respectively.

As of February 28, 2010, future minimum lease payments under noncancelable operating leases are as follows:

Fiscal year 2011	$118,283
Fiscal year 2012	107,302
Fiscal year 2013 and thereafter	-
$225,585

12.	Quarterly Information (Unaudited)

	Three Months Ended
	Feb. 28, 2010	Nov. 30, 2009	Aug. 31, 2009	May 31, 2009	Feb., 2009	Nov. 30, 2008	Aug. 31, 2008	May 31, 2008

Statements of Operations Data:
Revenue	$190,570	$71,130	$39,507	$38,694	$(197,714)	$264,525	$134,242	$136,274

(Loss)/income from operations	(2,586,329)	(1,535,241)	(1,378,707)	(1,074,683)	(3,503,433)	(695,572)	(352,991)	(358,337)
Net (loss)/income	(3,884,239)	(1,758,248)	(1,477,262)	(1,258,750)	(4,041,215)	(634,963)	(322,190)	(327,142)
Basic and diluted net (loss)/income per share	$(.07)	$(.03)	$(.03)	$(.03)	$(.10)	$(.02)	$(.01)	$(.01)

NOTE 13 – SUBSEQUENT EVENTS

Subsequent to the fiscal year ended February 28, 2010, the Company completed the following transactions:

1)	Issued 30,000 common shares for cash totaling $7,500.

2)	Issued 170,227 common shares to former employees under cashless exercise of options.

EXHIBIT INDEX

2.1		Asset Purchase Agreement Between Modavox, Inc. and New Aug, LLC Effective July, 1, 2009 (1)
2.2		Completion of Acquisition or Disposition of Assets Between Modavox, Inc. and World Talk Radio, LLC (2)
2.3		Completion of Acquisition or Disposition of Assets Between Modavox, Inc. and Kino Interactive (3)
3.1		Certificate of Incorporation and all amendments thereto (13)
3.2		Bylaws (3)
5.1		Opinion Regarding Legality(12)
10.1		Non-Exclusive License Agreement Between AudioEye, Inc. and Modavox, Inc. Non Exclusive Licensing Agreement dated January 27, 2010 (4)
10.2		Asset Purchase Agreement Between Modavox, Inc. and World Talk Radio, LLC dated December 31, 2009 (4)
10.3		Dedicated Team Agreement Between Augme Technologies, Inc. and Digital Avenues dated May 7, 2009 (4)
10.4		Referral Agreement Between Augme Technologies, Inc and C&H Capital, Inc. effective as of January 1, 2010 (4)
10.5		Mark Severini Employment Agreement dated May 19, 2009 (4)
10.6		Scott Russo Employment Agreement dated August 3, 2009 (4)
10.8		James Lawson Employment Agreement dated July 15, 2009 (4)
10.10		David Ide Employment Agreement dated April 22, 2009 (4)
10.11		Nathan T. Bradley Employment Agreement dated August 1, 2007 (4)
10.12		Anthony Iacavone Employment Agreement dated July 15, 2009 (4)
10.13		Augme Technologies, Inc. 2010 Incentive Stock Option Plan (6)
10.14		Subscription Booklet for the private offering closed on November 30, 2010 (5)
10.15		Form of Warrant issued in the private offering closed on November 30, 2010 (5)
10.16		Paul R. Arena Employment Agreement dated June 8, 2010 (8)
10.17		Paul R. Arena Amendment to Employment Agreement dated September 7, 2010(12)
10.18		Form of Securities Purchase Agreement dated February 14, 2011 (7)
10.19		Form of Warrant for Purchase of Common Stock dated February 14, 2011 (7)
10.20		Form of Registration Rights Agreement dated February 14, 2011 (7)
10.21		Separation and Release Agreement dated June 8, 2010 between the registrant and Mark Severini(12)
10.22		Separation and Release Agreement dated June 16, 2010 between the registrant and James Lawson(12)
10.23		Separation and Release Agreement dated July 9, 2010 between the registrant and Scott Russo(12)
10.24		Separation and Release Agreement dated August 31, 2010 between the registrant and David Ide(12)
10.25		Letter to Todd E. Wilson dated June 8, 2010 regarding appointment to board of directors (8)
10.26		Amendment to Todd E. Wilson Letter change to vesting language dated November 30, 2010(12)
10.27		Letter to Don Stout dated January 4, 2011 regarding appointment to board of directors (9)
10.28		Letter to David Reese dated January 4, 2011 regarding appointment to board of directors (9)
10.29		Consulting Agreement between the registrant and Anthony Burgess dated December 7, 2007 (10)
10.30	`	Binding Letter of Intent dated December 31,2009 between the registrant and World Talk Radio, LLC (11)
10.31		Plan of Merger and Stock Purchase Agreement dated January 16, 2009 by and among the registrant, New Aug, LLC and Newco (1)
23.1		Consent of MaloneBailey, LLP (12)
23.2		Consent of Richardson & Patel LLP (See Exhibit 5.1)

*Filed herewith.
(1) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2009.
(2) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2010.
(3) Form 8-K April 28, 2006
(4) Incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2010.

(5) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 1, 2010.
(6) Incorporated by reference to the registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 21, 2010.
(7) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2011.
(8) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2010.
 (9) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2011.
(10) Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 filed with the Securities and Exchange Commission on October 13, 2010.
(11) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2010.
(12) Incorporated by reference to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 16, 2011.
(13) Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on March 28, 2001 and the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2009.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.           Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on April 11, 2011 .

AUGME TECHNOLOGIES, INC.

By: /s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: April 11, 2011	/s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer,
Principal Financial Officer, Principal Accounting Officer and Director

Dated: April 11, 2011	/s/ Shelly J. Meyers
Shelly J. Meyers, Director

Dated: April 11, 2011	/s/ John M. Devlin
John M. Devlin, Director

Dated: April 11, 2011	/s/ James G. Crawford
James G. Crawford, Director

Dated: April 11, 2011	/s/ Todd E. Wilson
Todd E. Wilson, Director

Dated: April 11, 2011	/s/ David W. Reese
David W. Reese, Director

Dated: April 11, 2011	/s/ Donald E. Stout
Donald E. Stout, Director